Exhibit 1

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

New Rite Aid, LLC
a Delaware Limited Liability Company

Dated as of August 30, 2024

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		2
1.1	Definitions	2
1.2	Construction	9
ARTICLE II ORGANIZATION		9
2.1	Formation	9
2.2	Name	9
2.3	Registered Office; Registered Agent; Principal Office; Other Offices	9
2.4	Purpose	9
2.5	Term	9
2.6	Powers	10
ARTICLE III MEMBERSHIP; DISPOSITIONS OF UNITS		10
3.1	Members	10
3.2	Additional Members	10
3.3	Membership Units	11
3.4	Restrictions on Transfers of Units	11
3.5	Tag-Along Rights	13
3.6	Drag-Along Rights	15
3.7	Preemptive Rights	16
3.8	Initial Public Offering.	17
3.9	Employee Holding Vehicle	19
3.10	Termination of Certain Rights	19
3.11	Business Transactions with Members and Directors	19
3.12	No Interest in Company Property	19
3.13	Liability to Third Parties	19
3.14	Withdrawal	20
ARTICLE IV CAPITAL CONTRIBUTIONS		20
4.1	Capital Contributions	20
4.2	Return of Contributions	20
4.3	Additional Capital Contributions	20
4.4	Creditors of the Company	20
ARTICLE V DISTRIBUTIONS, ALLOCATIONS AND WITHHOLDING		21
5.1	Distributions	21
ARTICLE VI BOARD OF DIRECTORS; OFFICERS; CONFLICTS OF INTEREST; MEETINGS OF MEMBERS		21
6.1	Board of Directors	21

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6.2	Meetings of the Board of Directors	23
6.3	Chairperson of the Board	24
6.4	Committees of the Board	24
6.5	Action by Unanimous Written Consent of the Board of Directors	24
6.6	Waiver of Fiduciary Duties	25
6.7	Meetings of the Members	25
6.8	Action by Written Consent of the Members	26
6.9	Board Observer Rights	26
6.10	Conflicts of Interest	27
6.11	Special Matters Requiring Member Approval	27
6.12	No Control by Members	28
6.13	Officers	28
ARTICLE VII LIABILITY AND INDEMNIFICATION		29
7.1	Liability	29
7.2	Right to Indemnification	29
7.3	Advancement of Expenses	30
7.4	Non-Exclusivity	30
7.5	Reimbursement	30
7.6	Amendment	30
ARTICLE VIII TAXES		30
8.1	Classification as a Corporation	30
8.2	Tax Returns	30
ARTICLE IX BOOKS AND RECORDS; ACCOUNTANTS; INFORMATION RIGHTS OF MEMBERS; BANK ACCOUNTS; PROFESSIONAL SERVICES		31
9.1	Maintenance of Books and Records	31
9.2	Fiscal Year	31
9.3	Independent Accountants	31
9.4	Method of Accounting	31
9.5	Information Rights of Members	31
9.6	Accounts	32
ARTICLE X DISSOLUTION, LIQUIDATION AND TERMINATION		32
10.1	Dissolution	32
10.2	Winding Up, Liquidation and Distribution of Assets	32
10.3	Certificate of Cancellation	33
ARTICLE XI GENERAL PROVISIONS		33
11.1	Notices	33
11.2	Entire Agreement; No Third Party Beneficiaries	33

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11.3	Waivers	33
11.4	Amendment or Modification	34
11.5	Binding Effect	34
11.6	Waiver of Jury Trial	34
11.7	Governing Law	34
11.8	Severability	35
11.9	Counterparts	35
11.10	Confidentiality	35
11.11	Headings	36
11.12	Survival of Obligations	36

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AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
New Rite Aid, LLC
A Delaware Limited Liability Company

This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of New Rite Aid, LLC, a Delaware limited liability company (the “Company”), is deemed adopted, executed and agreed to, for good and valuable consideration, effective as of August 30, 2024 (the “Effective Date”), by and among the Members (as defined below) and any other Person (as defined below) who is hereafter admitted as a Member of the Company.

WHEREAS, the Company was originally formed as a Delaware limited liability company on March 1, 2022 under the name Juniper Rx, LLC by the filing of a Certificate of Formation with the office of the Secretary of State of the State of Delaware, as amended, modified or restated from time to time;

WHEREAS, prior to the Effective Date, the affairs of the Company were governed by a Limited Liability Company Agreement, dated as of March 1, 2022 (the “Existing Agreement”);

WHEREAS, on October 15, 2023, Rite Aid Corporation, the sole member of the Company at such time, and certain of its direct and indirect Subsidiaries (collectively, the “Business”) commenced voluntary cases under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 – 1532 (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”);

WHEREAS, prior to the Effective Date, Rite Aid Corporation merged with and into a newly formed subsidiary of the Company, with Rite Aid Corporation becoming a subsidiary of the Company as the surviving entity;

WHEREAS, in connection with, and pursuant to, the Second Amended Joint Chapter 11 Plan of Reorganization of Rite Aid Corporation and Its Debtor Affiliates (with Further Modifications) (as may be amended, modified, or supplemented in accordance with its terms, the “Plan”) confirmed by the Bankruptcy Court in the jointly administered cases captioned In re: RITE AID CORPORATION, et al., Case No. 23-18993 (MBK), pursuant to an order dated August 16, 2024, Docket No. 4532 (the “Confirmation Order”), the Company has agreed as of the Effective Date (as defined below) to, among other things, issue Units to certain creditors of the Business;

WHEREAS, pursuant to the Plan and/or Confirmation Order, the Company and the Members are (or are deemed to be) entering into this Agreement to establish certain rights and obligations with respect to the composition of the Company’s Board of Directors and other matters relating to the Units and the corporate governance of the Company and this Agreement shall be effective and binding in accordance with its terms and conditions upon all holders of Units as of the date hereof, who shall be deemed to be bound by this Agreement pursuant to the Plan; and

WHEREAS, this Agreement shall supersede the Existing Agreement in its entirety, as of the date hereof.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1	Definitions.

As used in this Agreement, the following terms have the following meanings:

“Acceptance Period” has the meaning set forth in Section 3.7(b).

“Act” means the Delaware Limited Liability Company Act, Del. Code Ann. tit. 6, §18-101 et seq., as amended from time to time, and any successor statute thereto.

“Additional Equity Securities” has the meaning set forth in Section 3.7(a).

“Additional Purchase Right” has the meaning set forth in Section 3.7(b).

“Administrative Agent” means Bank of America, N.A., acting as sole administrative agent for the Exit Facilities (as defined in the Plan).

“Affiliate” means, as applied to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with that Person. Notwithstanding the preceding, for purposes of this Agreement, (i) none of the Members nor their Affiliates, by virtue of being a Member of the Company or a party to this Agreement, shall be considered an Affiliate of the other Members or any of the other Members’ Affiliates and (ii) no Member, by virtue of being a Member of the Company or a party to this Agreement, shall be considered an Affiliate of the Company or any of its Subsidiaries or joint ventures.

“Affiliate Transaction” means any transaction (including issuances of equity or debt) involving the Company or any of its Subsidiaries, on the one hand, and any 5% or larger Member or any Affiliate of such Member (including any entity where such Member has voting control of 20% or more) on the other hand; provided, that an “Affiliate Transaction” shall not include (i) a transaction or series of related transactions involving less than $5,000,000 in aggregate payments if in the ordinary course of business consistent with past practice with a portfolio company of such Member or its Affiliates on an arms-length basis (i.e., terms no less favorable in the aggregate to the Company or its Subsidiaries than could be obtained from an unaffiliated third party) or (ii) (a) debt financings with respect to which all Qualifying Members are offered the opportunity to participate on a pro rata basis on the same terms (including with respect to price), (b) the issuance of Equity Securities in accordance with Section 3.7 (Preemptive Rights) or (c) the exercise of any Member’s rights pursuant to this Agreement or any other agreement entered into pursuant to the Plan.

“Agreement” has the meaning set forth in the recitals.

“Approved Fund” means, with respect to any Member, any Person (other than a natural person) that is managed, sponsored or advised by (i) such Member, (ii) an Affiliate of such Member or (iii) an entity or an Affiliate of an entity that manages, sponsors or advises such Member.

“Available Cash” at the time of any proposed distribution, means the excess of (i) all unrestricted cash and cash equivalents then held by the Company and its Subsidiaries (other than Capital Proceeds) to the extent not otherwise required to pay the Company’s and its Subsidiaries’ budgeted expenses that have then accrued or are due and owing and all outstanding and unpaid current obligations of the Company and its Subsidiaries as of such time over (ii) the amount of reserves established by the Board of Directors from time to time.

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“Bankruptcy Code” has the meaning set forth in the recitals.

“Bankruptcy Court” has the meaning set forth in the recitals.

“Board” or “Board of Directors” means the governing body of the Company established in accordance with Article VI hereof.

“Board Observer” shall have the meaning set forth in Section 6.9(a).

“Brigade Member” means Brigade Capital Management, L.P. together with its Affiliates and Approved Funds to the extent such Persons hold Units.

“Business” has the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks located in New York, New York generally are authorized or required by law or regulation to close.

“Capital Contribution” means, with respect to any Member, the amount of cash and the Fair Market Value of any other property contributed or deemed contributed to the Company with respect to the Unit(s) held by such Member pursuant to the terms of this Agreement.

“Capital Proceeds” means any proceeds received by the Company in any Capital Transaction.

“Capital Transaction” means (i) a liquidation, dissolution or winding up of the Company pursuant to Section 10.2 of this Agreement or any other recapitalization transaction outside of the ordinary course in which cash or other assets are distributed to the Members or (ii) a Sale Transaction.

“Certificate” has the meaning set forth in Section 2.1.

“Chairperson” has the meaning set forth in Section 6.3(a).

“Class A Member” means any holder of Class A Units, in such holder’s capacity as such.

“Class A Percentage Interest” means, as of any date of determination with respect to any Class A Member, a percentage interest (expressed as a percentage), calculated by dividing (a) the total number of Class A Units held by such Class A Member as of such date by (b) the total number of Class A Units outstanding as of such date.

“Class A Unit” means a Unit designated as a Class A Unit in the Company, having the rights and obligations specified in this Agreement.

“Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

“Company” has the meaning set forth in the recitals.

“Confirmation Order” has the meaning set forth in the recitals.

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“Control” as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

“Conversion” has the meaning set forth in Section 3.8(a).

“Covered Persons” has the meaning set forth in Section 7.1(a).

“Designating Members” means collectively the JPM Member, the SSP Member and the Other Members (as defined in Section 6.1(b)(iv)); provided, however, that if (i) the JPM Member, (ii) the SSP Member or (iii) an Other Member shall cease to own at least 50%, respectively, of the Class A Units held by such Member(s) as of the Effective Date, then such Member(s) shall no longer be a Designating Member for purposes of this Agreement; provided, further, that none of the Other Members shall remain a Designating Member for purposes of this Agreement unless (a) at least one of the Other Members, individually, holds in aggregate at least 5% of the Class A Units issued and outstanding or (b) the Other Members, collectively, hold in aggregate at least 10% of the Class A Units issued and outstanding;

“Directors” means the members of the Board of Directors of the Company duly appointed or designated pursuant to Article VI hereof for so long as each remains a member of the Board of Directors.

“Drag-Along Initiating Seller” has the meaning set forth in Section 3.6(a).

“Drag-Along Right” has the meaning set forth in Section 3.6(a).

“Drag-Along Sale” has the meaning set forth in Section 3.6(a).

“Drag-Along Sale Notice” has the meaning set forth in Section 3.6(b).

“Drag-Along Seller” has the meaning set forth in Section 3.6(a).

“Effective Date” has the meaning set forth in the recitals.

“Equity Conversion” has the meaning set forth in the recitals.

“Equity Securities” means any stock or similar security, certificate of interest or participation in any profit sharing agreement, preorganization certificate or subscription, transferable share, voting trust certificate or certificate of deposit for an equity security, limited partnership interest, unit, interest in a joint venture, or certificate of interest in a business trust; or any security convertible, with or without consideration, into such a security or any other security carrying any warrant or right to subscribe to or purchase such a security, with or without consideration; or any such warrant or right; or any put, call, straddle, or other option or privilege of buying such a security from or selling from or selling such a security to another without being bound to do so, and in any event includes any security having the attendant right to vote for directors or similar representatives.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Securities” means Equity Securities issued (i) pursuant to, or upon the exercise of, incentive interests granted under the Management Incentive Plan, (ii) other than in respect of a Sale Transaction or an Affiliate Transaction, in consideration for (x) an acquisition transaction or (y) other strategic investment, in each case, approved by the Board of Directors, (iii)  pursuant to an Initial Public Offering, (iv) on a pro rata basis pursuant to any pro rata distribution on Equity Securities or similar transaction or (v) to the Company or any of its wholly owned Subsidiaries.

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“Existing Agreement” has the meaning set forth in the recitals.

“Exit ABL Facilities” means the asset-based loan facilities to be provided pursuant to the Exit Facilities Credit Agreement.

“Exit Facilities Credit Agreement” means the Credit Agreement, dated as of August 30, 2024, among Rite Aid Corporation, as borrower, Bank Of America, N.A. as administrative agent, and collateral agent, Bank of America, N.A. and Wells Fargo Bank, National Association as borrowing base agents, Wells Fargo Bank, National Association, as syndication agent, Capital One, National Association, BMO Bank N.A., Fifth Third Bank, National Association, MUFG Bank, LTD, PNC Bank, National Association, Truist Bank and ING Capital LLC as co-documentation agents, and BofA Securities, Inc., Wells Fargo Bank, National Association, Capital One, National Association, BMO Bank N.A., Fifth Third Bank, National Association, MUFG Bank, LTD, PNC Capital Markets LLC, Truist Securities, Inc. and ING Capital LLC, as joint lead arrangers and joint bookrunners.

“Fair Market Value” means with respect to any Unit, the fair market value of such Unit as determined by the Board of Directors using such reasonable valuation methodology as it may adopt in good faith and (ii) with respect to all other non-cash assets shall mean the fair market value for such assets as between a willing buyer and a willing seller, as determined by the Board of Directors in good faith.

“Fiscal Year” means the fiscal year ending December 31 of each year.

“Fully Exercising Member” has the meaning set forth in Section 3.7(b).

“GAAP” means United States generally accepted accounting principles that are in effect from time to time, applied on a consistent basis for the periods involved.

“Governmental Authority” means any foreign or United States federal, state or local (including county or municipal) governmental, regulatory or administrative authority, agency, division, instrumentality, commission, judicial or arbitral body (public or private) or any securities exchange or similar self-regulatory organization.

“GUC Equity Trust” has the meaning set forth in the Plan.

“HG Vora Member” means HG Vora Capital Management, LLC together with its Affiliates and Approved Funds to the extent such Persons hold Units.

“Hudson Bay Member” means Hudson Bay Capital Management L.P. together with its Affiliates and Approved Funds to the extent such Persons hold Units.

“Independence Standards” means the requirement that an applicable Director (i) does not hold a personal stake in the Company or any of its Subsidiaries, (ii) is not an employee or executive of any equity holder of the Company or its Affiliates, (iii) is not an employee of the Company or any of its Subsidiaries other than in respect of their role as Independent Director and (iv) is not involved in the daily operations of the Company or any of its Subsidiaries.

“Independent Director” has the meaning set forth in Section 6.1(b).

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“Initial Public Offering” means (i) an initial public offering of securities of a Public Vehicle pursuant to an effective registration statement under the Securities Act, (ii) a single transaction or series of related transactions by a merger, acquisition or other business combination involving the Company and a publicly traded special purpose acquisition company or other similar entity in which a class of capital stock of the special purpose acquisition company or other similar entity (or its successor) is publicly traded on a National Securities Exchange, or (iii) any other transaction or series of related transactions following consummation of which the securities of a Public Vehicle are listed and traded on a National Securities Exchange or an established non-United States securities exchange; provided that an Initial Public Offering shall not include any issuance of Units solely to existing members or employees or consultants of the Company or its Subsidiaries on Form S-4, Form F-4, or Form S-8 (or any successor form adopted by the SEC or any comparable form adopted by any foreign securities regulators).

“Involuntary Transfer” shall mean a Transfer of Units as a result of default, foreclosure, forfeit, divorce, death, court order, permanent disability or bankruptcy (voluntary or involuntary) of a Member.

“IRS” means the United States Internal Revenue Service.

“JPM Director” has the meaning set forth in Section 6.1(b)(ii).

“JPM Member” means J.P. Morgan Investment Management Inc. and JPMorgan Chase Bank, N.A. together with its Affiliates and Approved Funds to the extent such Persons hold Units.

“Majority Class A Approval” means the approval of Members holding a Majority Class A Interest.

“Majority Class A Interest” means the ownership of Class A Units representing more than 50% of outstanding Class A Units.

“Management Incentive Plan” means any management incentive plan adopted by the Board of Directors following the date hereof pursuant to which Units may be granted.

“Member” means each of the Members listed on the Schedule of Members, as the same is properly amended from time to time.

“National Securities Exchange” shall mean the New York Stock Exchange, NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or another U.S. national securities exchange registered with the Commission.

“Office of the Inspector General” means the Office of Inspector General of the U.S. Federal Trade Commission.

“Other Business” has the meaning set forth in Section 6.6.

“Other Members Director” has the meaning set forth in Section 6.1(b)(iv).

“Other Members” has the meaning set forth in Section 6.1(b)(iv).

“Permitted Transfer” means any Transfer of all or any portion of a Member’s Units to (i) an Affiliate or Approved Fund of such Member, (ii) any direct or indirect equity holder of such Member as part of a pro rata distribution by such Member to its equity holders or (iii) the Company in connection with the repurchase of any Units issued to such Member following the termination of such Member’s services with the Company pursuant to the Management Incentive Plan, or otherwise approved by the Board of Directors, without the prior written consent of the Board of Directors.

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“Permitted Transferee” means any Person acquiring Units pursuant to a Permitted Transfer.

“Person” has the meaning given that term in Subchapter I, Section 18-101(12) of the Act.

“Plan” has the meaning set forth in the recitals.

“Preemptive Offer” has the meaning set forth in Section 3.7(b).

“Prime Rate” shall mean a fluctuating interest rate per annum equal at all times to the interest rate published from time to time in the Wall Street Journal.

“Pro rata Portions” has the meaning set forth in Section 3.7(a).

“Public Vehicle” has the meaning set forth in Section 3.8(a).

“Qualified Pledge” means a bona fide pledge of Units or other Equity Securities in connection with a secured borrowing transaction, the pledgee with respect to which is a financial institution that engages in secured lending and/or similar transactions in the ordinary course of its business.

“Regulations” means the Treasury Regulations promulgated under the Code, as such regulations are in effect from time to time. References to specific provisions of such regulations include references to corresponding provisions of successor regulations.

“Requirements of Law” means, as to any Person, any law, statute, treaty, rule, regulation, ruling, position, interpretation or interpretive position, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

“Sale Transaction” means either (i) the sale, lease, transfer, conveyance, exclusive license or other disposition, in one transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities of one or more of the Company’s Subsidiaries), to any Unrelated Party on bona fide arms’ length terms, of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis or (ii) a transaction or series of transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities by the holders of securities of the Company) with any Unrelated Party, on bona fide arms’ length terms, the result of which is that the Members immediately prior to such transaction are (after giving effect to such transaction) no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the Class A Units. Notwithstanding the preceding, a Conversion will not constitute a Sale Transaction.

“Schedule of Members” has the meaning set forth in Section 3.1.

“SEC” means the United States Securities and Exchange Commission or any successor governmental agency.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Steerco Members” means, collectively, the JPM Member, the SSP Member, the Hudson Bay Member, the HG Vora Member and the Brigade Member.

“SSP Director” has the meaning set forth in Section 6.1(b)(iii).

“SSP Member” means Sixth Street Partners, LLC together with its Affiliates and Approved Funds to the extent such Persons hold Units.

“Subsidiary” means, with respect to a Person, any entity required to be consolidated with such Person in such Person’s books and records pursuant to GAAP, or any corporation, general or limited partnership, limited liability company, joint venture or other entity in which such Person (i) owns, directly or indirectly, fifty percent (50%) or more of its outstanding voting securities, equity interests, profits interest or capital interest, (ii) is entitled to elect at least one-half of the board of directors or similar governing body or (iii) in the case of a limited partnership or limited liability company, is a general partner or managing member and has the power to direct the policies, management and affairs of such entity, respectively.

“Tag-Along Amount” has the meaning set forth in Section 3.5(a).

“Tag-Along Initiating Member” has the meaning set forth in Section 3.5(a).

“Tag-Along Notice” has the meaning set forth in Section 3.5(b).

“Tag-Along Right” has the meaning set forth in Section 3.5(a).

“Tag-Along Sale” has the meaning set forth in Section 3.5(a).

“Tag-Along Sale Notice” has the meaning set forth in Section 3.5(a).

“Tag-Along Sellers” has the meaning set forth in Section 3.5(a).

“Transfer” means, directly or indirectly, any sale, gift, endorsement, assignment, transfer, pledge, encumbrance, hypothecation, exchange or other disposition (including by operation of law); provided that (i) a transaction that is a Qualified Pledge shall be deemed not to be a Transfer of Units of the Company for purposes of this Agreement and (ii) with respect to any Member that is a private equity fund, hedge fund, managed account or investment vehicle, any Transfer of limited partnership or similar non-controlling interests in any entity that is a pooled investment vehicle holding other material investments and which is an equity holder (directly or indirectly) of a Member, or the change in control of any general partner, manager or similar person of such entity will be deemed not to be a Transfer for purposes of this Agreement. “Transferred”, “Transferee” and “Transferor” shall have correlative meanings.

“Units” means limited liability company units of the Company and includes the Class A Units and any interests created after the date hereof pursuant to the terms of this Agreement.

“Unrelated Party” has the meaning set forth in Section 3.5(a).

Other terms defined herein have the meanings so given them.

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1.2	Construction.

Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Exhibits are to Exhibits attached hereto, each of which is made a part hereof for all purposes. As used in this Agreement, the words “including” or “include” shall mean “including without limitation.”

ARTICLE II

ORGANIZATION

2.1	Formation.

The Company was organized as a Delaware limited liability company by the filing of a Certificate of Formation (the “Certificate”) with the Secretary of State of the State of Delaware as required under and pursuant to the Act, and the Members agree to continue the Company in existence upon the terms and conditions set forth in this Agreement. The rights and obligations of the Members shall be as provided in the Act, except as otherwise provided herein. This Agreement completely amends, restates and supersedes the Original Agreement, including all amendments thereto.

2.2	Name.

The name of the Company is “New Rite Aid, LLC”, and all Company business must be conducted in that name or such other names that comply with the Requirements of Law as the Board of Directors may select from time to time.

2.3	Registered Office; Registered Agent; Principal Office; Other Offices.

The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board of Directors may designate from time to time. The registered agent of the Company in the State of Delaware shall be the registered agent named in the Certificate or such other Person or Persons as the Board of Directors may designate from time to time. The principal place of business of the Company and any other offices of the Company shall be at such locations as the Board of Directors may designate from time to time.

2.4	Purpose.

The purpose of the Company is to transact any and all lawful business for which limited liability companies may be organized under the Act.

2.5	Term.

The Company commenced on the date of the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue in existence perpetually or until such time as this Agreement may specify.

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2.6	Powers.

The Company shall possess and may exercise any and all powers and privileges granted by the Act or by any other law applicable to limited liability companies or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company. Subject to the provisions of this Agreement and except as prohibited by the Act, (i) the Company may, with the approval of the Board of Directors, enter into and perform obligations with respect to, any and all documents, agreements and instruments, all without any further act, vote or approval of any Member and (ii) the Board of Directors may authorize any Person (including any Member or officer) to enter into and perform obligations with respect to, any document on behalf of the Company.

ARTICLE III

MEMBERSHIP; DISPOSITIONS OF UNITS

3.1	Members.

(a)       The schedule of Members of the Company, including the number of Class A Units held by each such Member, shall be kept in the books and records of the Company (the “Schedule of Members”). The Schedule of Members shall be maintained by a designee of the Secretary of the Company and will be updated from time to time to reflect any changes thereto, including changes in the number of Units outstanding or the ownership of outstanding Units. Such designee shall, upon request of a Member or its investment manager, provide to such Member or investment manager a written statement as of the close of each calendar quarter setting forth the applicable Member’s Unit holdings. If such designee is not a third party, such statement shall be signed by the Secretary of the Company.

(b)       No Member, in its capacity as a Member, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. Except as otherwise provided in this Agreement, the Board of Directors (but not the Directors individually), shall have full power and authority, in addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement to do all things on such terms as they may deem necessary or appropriate, to conduct, or cause to be conducted, the business and affairs of the Company.

3.2	Additional Members.

Subject to Section 3.4, Section 3.7 and Section 6.11, and the remainder of this Section 3.2 additional Persons may be admitted as new Members from time to time, and such additional Persons admitted to the Company shall be Members of the Company. Notwithstanding anything in Section 3.4 or Section 3.7 to the contrary, no admission of any new Member shall be effective until such new Member has (i) agreed to be governed by all of the terms and conditions of this Agreement in a joinder agreement substantially in the form of Exhibit A hereto and (ii) executed such other instruments as the Board of Directors may deem necessary or advisable to effect the admission of such Person as an additional Member. The admission of any new Member shall be effective at the time when all conditions to such Person’s admission shall have been satisfied, as determined by the Board of Directors, and the Schedule of Members shall be updated accordingly.

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3.3	Membership Units.

(a)       Membership interests in the Company shall be represented by Units. The capital structure of the Company shall consist of the Units, which may be divided into one or more types or issued in one or more classes, series or subseries, in each case having such rights, powers, preferences, limitations and restrictions as may be determined by the Board of Directors and set forth in this Agreement. All Units issued hereunder shall be issued in uncertificated form, unless otherwise determined by the Board of Directors. Units may be issued in fractions.

(b)       Except as otherwise required by this Agreement, each Class A Unit shall be entitled to one vote. No other Unit shall have the right to vote on any matter (except as may be required by applicable Requirements of Law).

(c)       Except as otherwise expressly provided in this Agreement and subject to Section 3.7 and Section 6.11, the Board of Directors shall have the right to cause the Company to issue (i) additional Units or other Equity Securities in the Company (including creating other classes or series thereof having different rights); (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Class A Units, other Units or other interests in the Company and (iii) warrants, options or other rights to purchase or otherwise acquire Units or other interests in the Company. Except as otherwise expressly provided in this Agreement, the number of Units held by each Member shall not be affected by any issuance by the Company of Units to other Members. The Company shall not be required to redeem or repurchase any Member’s Units and no Member shall have the right to withdraw from the Company or receive any return of any Capital Contribution. The Board of Directors shall have the power to make such amendments to this Agreement and the Schedule of Members as the Board of Directors in its discretion deems necessary, advisable, convenient or incidental to give effect to such additional issuance and any Capital Contribution made with respect thereto and such amendment shall not require any separate vote or consent of the Members, subject, in each case, to Section 11.4(b).

3.4	Restrictions on Transfers of Units.

(a)       Subject to compliance with Section 3.5, Section 3.6 and Section 3.8 and the remainder of this Section 3.4, each Member may Transfer any right, title or interest in or to any or all of its Units, without the consent of the Board of Directors or any other Member; provided, however, that without the prior written consent of the Board of Directors and the holders of a Majority in Class A Interest, (i) prior to a Qualifying IPO (as defined in the Exit Facilities Credit Agreement), no Member shall Transfer, including any Involuntary Transfer, any right, title in or to any or all of its Units to the extent such Transfer would result in (A) fifty percent (50%) of the Units held by such Member as of the Effective Date ceasing to be beneficially owned (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), in the aggregate, directly or indirectly, by the Permitted Holders (as defined in the Exit Facilities Credit Agreement) or (B) a majority of the issued and outstanding Units ceasing to be beneficially owned (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), in the aggregate, directly or indirectly, by the Permitted Holders (as defined in the Exit Facilities Credit Agreement) and (ii) no Member shall Transfer, including any Involuntary Transfer, any right, title in or to any or all of its Units without Transferring the same pro rata portion of all Takeback Notes (as defined in the Plan) held by such Member to the same Transferee and, in each case, any and all attempts to do otherwise shall be null and void ab initio and of no force or effect whatsoever; provided, further, that, to the extent any Member that holds any rights in respect of voting on the appointment of Directors under the Certificate or this Agreement Transfers, or attempts to Transfer, any Units in violation of this Section 3.4, Section 3.5, Section 3.6 or Section 3.8, such Member shall thereafter cease to have such rights and, for the avoidance of doubt, no such rights shall transfer to the Transferee with the Units if such Units were Transferred in violation of this Agreement. The restrictions on Transfers provided for in this Section 3.4 shall continue to apply to any subsequent Transferees.

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(b)       No Transfer (including an Involuntary Transfer) shall be effected pursuant to Section 3.4(a) without the satisfaction of the following conditions:

(i)       The transferring Member shall have provided (A) notice to the Company at least fifteen (15) days prior to such Transfer, and (B) such information and documents relating to the Transfer as reasonably requested by the Company;

(ii)       The Transferor and Transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the reasonable opinion of counsel to the Company to effect such Transfer, including execution by the Transferee of a joinder agreement substantially in the form attached hereto as Exhibit A, agreeing to be bound by the terms and conditions of this Agreement, and a transfer agreement substantially in the form attached hereto as Exhibit B; provided, that in the case of any Involuntary Transfer, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer;

(iii)       All necessary third party consents shall have been obtained;

(iv)       The Transferee shall have paid all reasonable out-of-pocket expenses incurred by the Company (including any legal and accounting fees) in connection with such Transfer; and

(v)       To the extent requested by the Board of Directors, delivery of such opinion, in a form satisfactory to the Board of Directors, that the Transfer will not violate the Securities Act or any state securities or “blue sky” laws applicable to the Company or the Units to be Transferred.

(c)       Notwithstanding anything to the contrary herein, no Transfer of Units shall be permitted, nor shall any Transferee become a beneficial owner of Units pursuant to a Transfer, if such Transfer would cause (i) the Company to register a class of securities under Section 12(g) of the Exchange Act or to be required to file reports with the SEC under Section 15(d) of the Exchange Act; (ii) the Company to be subject to liability or reporting obligations in any jurisdiction, whether domestic or foreign, or to become subject to the jurisdiction of any Governmental Authority anywhere, other than the liabilities, reporting obligations or jurisdictions to which the Company is subject as of the date immediately preceding such Transfer; or (iii) noncompliance by the Company with any applicable Requirements of Law, including any applicable securities laws.

(d)       A Transferee of Units shall, subject to compliance with this Section 3.4, become a Member upon the Transfer of Units to such Person, and the Schedule of Members shall be updated accordingly.

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3.5	Tag-Along Rights.

(a)       If, prior to an Initial Public Offering, one or more Class A Members (the “Tag-Along Initiating Members”) proposes to Transfer in a single transaction or series of related transactions, 20% or more (individually or the aggregate) of the issued and outstanding Class A Units (a “Tag-Along Sale”) to any Person that is not a Permitted Transferee (an “Unrelated Party”), then each other Class A Member who, collectively with its Affiliates and Approved Funds, holds 5% or more of the issued and outstanding Class A Units (each, a “Tag-Along Seller”) shall have the right and option (the “Tag-Along Right”), but not the obligation, to sell its Class A Units up to the Tag-Along Amount (as defined below) applicable to such Tag-Along Seller in such Tag-Along Sale, for the same form of consideration (or with the same rights to elect certain forms of consideration) and on the same terms and conditions as the Tag-Along Initiating Members (including customary representations, covenants, indemnities and agreements, so long as they are made severally and not jointly). As used in this Section 3.5, “Tag-Along Amount” means with respect to any Tag-Along Seller, the number of Class A Units calculated based on the number of Class A Units owned by such Tag-Along Seller relative to the aggregate number of Class A Units owned by the Tag-Along Initiating Members and all Tag-Along Sellers that exercise their Tag-Along Right. In the event that a Tag-Along Seller(s) exercises its Tag-Along Right pursuant to this Section 3.5, such Tag-Along Seller(s) shall be required to make the same representations and warranties as the Tag-Along Initiating Members in the Tag-Along Sale, including with respect to broker’s fees, non-contravention, such Tag-Along Seller’s authority to consummate such sale and its title to the Class A Units being sold, so long as they are made severally and not jointly; provided that (i) any representation relating specifically to a participating Tag-Along Seller and/or its ownership of the Unit to be Transferred shall be made only by such Tag-Along Seller, (ii) in no event shall any Member be obligated to (A) agree to any non-competition covenant, employee non-solicit covenant or other similar agreement restricting the business operations of the Member or any of its Affiliates or Approved Funds as a condition of participating in such Transfer (other than customary confidentiality obligations), (B) provide any release of claims, other than a release of claims that such Tag-Along Seller holds in its capacity as an equity holder of the Company, (C) amend, waive or terminate any agreement, contract or other arrangement (other than agreements, contracts and arrangements relating to such Tag-Along Seller’s investment in the Company) and (D) make any capital contribution (or other funding commitment) or otherwise incur any expense (except to the extent set forth in Section 3.5(d)).

(b)       At least fourteen (14) days prior to any Tag-Along Sale, the Tag-Along Initiating Members shall deliver a written notice (the “Tag-Along Sale Notice”) to the Company and each Tag-Along Seller, specifying in reasonable detail (i) the identity of the proposed Transferee, (ii) the proposed purchase price per Class A Unit (including form of consideration or the right to elect such form of consideration), (iii) a summary of the other proposed material terms and conditions of the Tag-Along Sale and (iv) that the acquiror has been informed of the participation rights under this Section 3.5 and has agreed to purchase Class A Units from each Tag-Along Seller up to such Tag-Along Seller’s Tag-Along Amount. Each Tag-Along Seller may elect to participate in the Tag-Along Sale by delivering written notice (a “Tag-Along Notice”) to the Company and the Tag-Along Initiating Members within ten (10) days after delivery of the Tag-Along Sale Notice, which Tag-Along Notice shall state either (A) that the Tag-Along Seller elects to include in such Tag-Along Sale its full Tag-Along Amount or (B) if such Tag-Along Seller elects to include in such Tag-Along Sale a lesser number of Class A Units, such lesser number of such Units. Any failure by a Tag-Along Seller to deliver a Tag-Along Notice to the Company and the Tag-Along Initiating Members within such 10-day period shall be deemed an election by such Tag-Along Seller not to participate in such Tag-Along Sale with respect to the Class A Units held by such Tag-Along Seller, and the Tag-Along Initiating Members shall have the right to sell the Class A Units representing such non-participating Tag-Along Seller’s Tag-Along Amount, on terms and conditions no more favorable in any material respect to such Tag-Along Initiating Members than those stated in the Tag-Along Sale Notice.

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(c)       By delivering the Tag-Along Notice, such Tag-Along Seller agrees to the following: (A) prior to the closing of any such Tag-Along Sale, to execute and deliver (or cause to be executed and delivered) any purchase agreement or other documentation required by the acquiror to consummate the Tag-Along Sale, which purchase agreement and other documentation shall be on terms no less favorable in respect of any material term to such Tag-Along Seller than those executed by the Tag-Along Initiating Members; and (B) at the closing of any such transaction, to take all other actions reasonably necessary or desirable to cause the consummation of the Tag-Along Sale. In connection with a Tag-Along Sale pursuant to this Section 3.5, (i) the liability for indemnification and purchase price adjustments, if any, for each Tag-Along Seller shall be several, not joint (except in the event that any portion of the consideration respecting such sale is deposited into escrow or subject to a holdback arrangement, which escrow or holdback arrangements shall be funded pro rata based on the amount of sales proceeds actually received by such Tag-Along Seller in such Tag-Along Sale (assuming all escrow or holdback amounts are distributed to the sellers)), and shall be pro rata in accordance with the sale proceeds actually received by such Tag-Along Seller in connection with such Tag-Along Sale (assuming all escrow or holdback amounts are distributed to the sellers) and (ii) the total liability of each Tag-Along Seller (other than in the case of fraud by such Tag-Along Seller) shall be limited to the amount of sales proceeds actually received by such Tag-Along Seller from such Tag-Along Sale. If any Tag-Along Seller electing to participate in a Tag-Along Sale breaches any of its obligations under this Section 3.5, then such Tag-Along Seller will not be permitted to participate in such Tag-Along Sale and the Tag-Along Initiating Members can proceed to close such Tag-Along Sale excluding the sale of such Tag-Along Seller’s Class A Units therefrom.

(d)       The closing of the Tag-Along Sale shall be held at such place and on such date as determined by the Tag-Along Initiating Members and the Transferee. Upon the consummation of the Tag-Along Sale, the Transferee shall remit directly to each Tag-Along Initiating Member and each Tag-Along Seller, by wire transfer if available and requested by such Tag-Along Initiating Member or Tag-Along Seller, the consideration for such Tag-Along Initiating Member’s or Tag-Along Seller’s, as applicable, Class A Units sold pursuant to this Section 3.5 less such Tag-Along Initiating Member’s or Tag-Along Seller’s pro rata share of the expenses of the transaction including legal, accounting and investment banking fees and expenses incurred on behalf of all Tag-Along Initiating Members and Tag-Along Sellers, such determination of expenses to be determined in good faith by the Board of Directors; provided, that each Tag-Along Initiating Member and Tag-Along Seller shall be responsible for its own legal fees relating to such transaction. If the Tag-Along Sale is not consummated within one hundred eighty (180) days after delivery of the Tag-Along Notice, the Tag-Along Initiating Members may not sell any Class A Units unless such Tag-Along Initiating Members have again complied in full with this Section 3.5.

(e)       No Tag-Along Seller shall (i) take any action that might impede, be prejudicial to or be inconsistent with, any Tag-Along Sale, (ii) assert, to the extent that an advance waiver is permitted by applicable non-waivable law, at any time, any claim against the Company or any other Member (including any Tag-Along Initiating Members) in connection with such Tag-Along Sale, other than any claim for non-compliance with this Agreement, or (iii) disclose to any Person (other than (y) to its Affiliates, and its and their respective officers, directors, employees, investors, lenders, representatives and advisors or (z) as requested or required pursuant to any Requirement of Law) any information related to such Tag-Along Sale (including the fact that discussions or negotiations are taking place concerning such Tag-Along Sale, or any of the terms, conditions or other facts with respect to such Tag-Along Sale).

(f)       The Company shall, and shall use its commercially reasonable efforts to, cause its officers, employees, agents, contractors and others under its control to, cooperate and assist in any proposed Tag-Along Sale and not to take any action which might impede, be prejudicial to or be inconsistent with, any such Tag-Along Sale. Pending the completion of any proposed Tag-Along Sale, the Company shall use commercially reasonable efforts to operate in the ordinary course of business and to maintain all existing business relationships in good standing and otherwise comply with the terms of the documentation governing such Tag-Along Sale to which it is a party.

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3.6	Drag-Along Rights.

(a)       If a Class A Member or group of Class A Members holding, in the aggregate, 50% or more of the issued and outstanding Units (the “Drag-Along Initiating Sellers”) propose to consummate a Transfer of at least 50% of the issued and outstanding Units or all or substantially all of the assets of the Company to an Unrelated Party (including in connection with a Sale Transaction, each a “Drag-Along Sale”), then such Members shall have the right (the “Drag-Along Right”) to require each other Member (each, a “Drag-Along Seller”) to sell the Drag-Along Portion of such Member’s Units (or support such sale of all or substantially all assets) in such Drag-Along Sale for the same form and amount of consideration (and with the same rights to elect certain forms and amounts of consideration) and on the same terms and conditions as such Drag-Along Initiating Sellers (including customary representations, covenants, indemnities and agreements). As used in this Section 3.5, “Drag-Along Portion” means with respect to any Drag-Along Seller, the same percentage of Class A Units owned by such Drag-Along Seller as is equal to the percentage of Class A Units held by the Drag-Along Initiating Seller that is being Transferred pursuant to such Drag-Along Sale. In the event that the Class A Members exercise the option set forth in this Section 3.6, each other Member shall further be required to (i) consent to and raise no objections to such Drag-Along Sale, (ii) waive any appraisal rights which it may have in connection therewith, (iii) make the same representations and warranties as the selling Members, including with respect to broker’s fees, non-contravention, such Member’s authority to consummate such sale and its title to the Units being sold and (iv) take all other actions reasonably necessary or desirable to cause the consummation of such Drag-Along Sale. In connection with a Drag-Along Sale pursuant to this Section 3.6, (A) the liability for indemnification and purchase price adjustments, if any, for each Drag-Along Initiating Seller and Drag-Along Seller shall be several, not joint (except in the event that any portion of the consideration respecting such sale is deposited into escrow or subject to a holdback arrangement, which escrow or holdback arrangements shall be funded in pro rata accordance with the sale proceeds actually received by such Drag-Along Initiating Seller or Drag-Along Seller, as the case may be, in such Drag-Along Sale (assuming all escrow or holdback amounts are distributed to the sellers)), and shall be pro rata in accordance with the sale proceeds actually received by such Drag-Along Initiating Seller or Drag-Along Seller, as the case may be, in such Drag-Along Sale (assuming all escrow or holdback amounts are distributed to the sellers) and (B) the total liability of each Drag-Along Initiating Seller and each Drag-Along Seller (other than in the case of fraud by such Drag-Along Initiating Seller or Drag-Along Seller, as applicable) shall be limited to the amount of sales proceeds actually received by such Drag-Along Initiating Seller or Drag-Along Seller from such Drag-Along Sale. Notwithstanding anything to the contrary contained herein, in no event shall any Member be required, as a condition of participating in such Transfer, to (1) agree to any non-competition covenant, employee non-solicit covenant or other similar agreement restricting the business operations of the Member or any of its Affiliates or Approved Funds as a condition of participating in such Transfer (other than customary confidentiality obligations), (2) provide a release in any capacity other than such Member’s capacity as a Member, (3) amend, waiver or terminate any agreements (other than investment related agreements) and (4) make any capital commitment or indemnify or contribute any amount in excess of the net cash amount received by such Member in any such Drag-Along Sale.

(b)       At least fourteen (14) days prior to the expected consummation of any Drag-Along Sale, the Drag-Along Initiating Sellers shall deliver a written notice (the “Drag-Along Sale Notice”) to the Company and each other Member, specifying in reasonable detail (i) the identity of the proposed Transferee, (ii) the proposed purchase price (including form of consideration or the right to elect such form of consideration) and (iii) a summary of the other proposed material terms and conditions of the Drag-Along Sale.

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(c)       Within ten (10) days after delivery of the Drag-Along Sale Notice, each Drag-Along Seller shall execute and deliver (or cause to be executed and delivered) any purchase agreement or other documentation required by the acquiror to consummate the transaction (provided that the same are consistent with the provisions set forth in Section 3.6(a)), which purchase agreement and other documentation shall be on terms no less favorable in respect of any material term to such Drag-Along Seller with respect to its Units than those executed by the other Members participating in such Drag-Along Sale. The Drag-Along Initiating Sellers will deliver or cause to be delivered to each Drag-Along Seller copies of all transaction documents (including any schedules, exhibits and annexes thereto) relating to the Drag-Along Sale promptly as the same become available.

(d)       The closing of the Drag-Along Sale shall be held at such place and on such date as determined by the Drag-Along Initiating Sellers and the Transferee. Upon the consummation of the Drag-Along Sale, the Transferee shall remit directly to each Drag-Along Initiating Seller and each Drag-Along Seller, by wire transfer if available and if requested by such Drag-Along Initiating Seller or Drag-Along Seller, as the case may be, the consideration for such Drag-Along Initiating Seller or Drag-Along Seller’s Units sold pursuant to this Section 3.6 less such Drag-Along Initiating Seller or Drag-Along Seller’s pro rata share (based on the consideration actually received) of the expenses of the transaction incurred on behalf of and for the benefit of all Members (it being understood that expenses incurred on behalf of a Member for his, her or its sole benefit will not be considered to be for the benefit of all Members) including legal, accounting and investment banking fees and expenses, such determination of expenses to be determined in good faith by the Board of Directors.

3.7	Preemptive Rights.

(a)       If the Company or any of its Subsidiaries shall propose to issue and sell any new Class A Units or other Equity Securities of any kind, or if the Company or any of its Subsidiaries shall propose to issue and sell securities convertible into or exercisable or exchangeable for Class A Units or any other Equity Securities of the Company or any of its Subsidiaries, or any securities of any type whatsoever that are, or may become, convertible into any Equity Security of the Company or any of its Subsidiaries, in each case other than Excluded Securities, after the date hereof (collectively, the “Additional Equity Securities”), each Class A Member that, collectively with its Affiliates and Approved Funds, holds 5% or more of the issued and outstanding Units (the “Qualifying Class A Members”) shall have the right to purchase (on the same terms and conditions as the Company proposes to issue the Additional Equity Securities) that number of such Additional Equity Securities (the “Pro rata Portions”) equal to the product of (y) the total number of Additional Equity Securities to be issued, multiplied by (z) a fraction, the numerator of which is the number of Class A Units held by such Member (directly or indirectly), and the denominator of which is the aggregate number of Class A Units outstanding at such time. For the avoidance of doubt, the calculation of the “Qualifying Members” shall include Units issued pursuant to the Management Incentive Plan and shall exclude Units allocated to the Management Incentive Plan that have not yet been issued.

(b)       At least fifteen (15) days prior to any proposed issuance of Additional Equity Securities, the Company shall deliver a written notice of such issuance (the “Preemptive Offer”) to each Qualifying Class A Member, specifying in reasonable detail the amount, type and terms of such Additional Equity Securities. The Preemptive Offer shall by its terms remain open for a period of ten (10) days from the date of delivery thereof (the “Acceptance Period”) and shall specify the date on which the Additional Equity Securities may be purchased by the Qualifying Class A Members, which date shall be at least fifteen (15) but not more than ninety (90) days from the date of the Preemptive Offer. Each Qualifying Class A Member may elect to purchase all or a portion of the Additional Equity Securities that such Member is entitled to purchase pursuant to the Preemptive Offer by providing written notice thereof to the Company within the 10-day period set forth above, including in such written notice the maximum number of Additional Equity Securities it intends to purchase. Each Qualifying Class A Member that elects to purchase or acquire all of the Additional Equity Securities available to it (each, a “Fully Exercising Member”) shall have the additional right (the “Additional Purchase Right”) to offer in its notice of exercise to purchase any or all of the Additional Equity Securities not accepted for purchase by any other Qualifying Class A Member, in which event such Additional Equity Securities not accepted by any other Qualifying Class A Member shall be deemed to have been offered to and accepted by the Fully Exercising Members exercising such Additional Purchase Right in proportion to their relative Pro rata Portions on the same terms and at the same price per Additional Equity Security as those specified in the Preemptive Offer, but in no event shall any Fully Exercising Member exercising its Additional Purchase Right be allocated a number of Additional Equity Securities in excess of the maximum number such Fully Exercising Member has offered to purchase in its notice of exercise.

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(c)       If all of the Additional Equity Securities are not elected to be purchased as provided in Section 3.7(b), the Company may, during a period of ninety (90) days following the expiration of the Acceptance Period, sell or issue the remaining unsubscribed portion of Additional Equity Securities to any Person at a price not less than, and upon the terms set forth in, the Preemptive Offer.

(d)       The closing of the sale of the Additional Equity Securities (including the sale of any Additional Equity Securities pursuant to Section 3.7(b) and Section 3.7(c)) shall be held at such place and on such date as determined by the Company, but in no event later than ninety (90) days (or longer, if reasonably necessary to comply with applicable Requirements of Law) after the expiration of the Acceptance Period. If the Company has not sold the Additional Equity Securities, or entered into an agreement to sell the Additional Equity Securities within such 90-day period (or longer, if reasonably necessary to comply with applicable Requirements of Law), the Company shall not thereafter issue or sell such Additional Equity Securities to any Transferee without again complying with the provisions of this Section 3.7.

(e)       Notwithstanding anything to the contrary in this Section 3.7, the Board of Directors may, in its reasonable discretion, cause the Company to issue Additional Equity Securities prior to giving any notice or the expiration of the applicable waiting periods described in Section 3.7(b) so long as, within sixty (60) days following such issuance, the Fully Exercising Members receive the benefits of this Section 3.7 they would have received had the waiting periods been complied with; provided, however, that such Preemptive Offer shall by its terms remain open for a period of ten (10) days from the date of delivery thereof; provided, further, that nothing in this Section 3.7(e) shall require that any previously issued Additional Equity Securities be transferred or redeemed.

(f)       Each Qualifying Class A Member may transfer its rights under this Section 3.7 to any Permitted Transferee of such Member.

3.8	Initial Public Offering.

(a)       In the event that at any time after the date hereof, the Board of Directors determines that it shall facilitate an offering of Equity Securities in the Company or a successor through an Initial Public Offering, then the Board of Directors shall have the power to cause the Company to be reorganized as a corporation (such corporation or other issuer entity being hereinafter referred to as a “Public Vehicle”) under the General Corporation Law of the State of Delaware by incorporation, merger, conversion, contribution, formation of a corporate Subsidiary or other permissible manner (a “Conversion”), and the Members shall use their commercially reasonable efforts to effectuate such Conversion and take such actions as are reasonably necessary or desirable to complete the Initial Public Offering in a manner designed to achieve a fair price and broad public distribution of the securities being offered in the Initial Public Offering.

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(b)       If applicable, the Members holding Units shall receive, in exchange for their Units of a particular class, shares of stock in the Public Vehicle of the relevant class having the same relative seniority, preference, accumulated dividends, dividend rate, dividend accumulation and compounding and, in the case of the Class A Units, the other characteristics of the Class A Units, voting, management and consent rights, economic interest and other rights and obligations (and in no event shall such interest, rights or obligations be less favorable to such Member than the terms of their respective Units) in the Public Vehicle as are set forth in this Agreement applicable to the Units, subject to any modifications deemed appropriate by the Board of Directors as a result of the Conversion or if advisable in order to effectuate the Initial Public Offering.

(c)       In such event, the Public Vehicle and the Members (in their capacities as stockholders of the Public Vehicle) shall enter into a stockholders’ agreement providing for such terms and conditions as are necessary for the rights and obligations and provisions of this Agreement that survive an Initial Public Offering (and do not otherwise adversely affect the ability to effectuate the Initial Public Offering) to continue to apply to the Public Vehicle, the stockholders of the Public Vehicle and the capital stock of the Public Vehicle, including (i) an agreement to vote all shares of capital stock held by such stockholders to elect the Board of Directors of such resulting corporation in accordance with the substance of Section 6.1, and (ii) the rights and obligations of the Members contained herein (which may, at the election of the holders of a Majority Class A Interest, be contained in the Public Vehicle’s certificate of incorporation).

(d)       Except as otherwise provided in this Section 3.8, no Member will have the right or power to veto, vote for or against, amend, modify or delay a Conversion or the Initial Public Offering. In furtherance of the foregoing, each Member hereby makes, constitutes and appoints the Company its true and lawful attorney, for it and in its name, place and stead and for its use and benefit, to act as its proxy in respect of any vote or approval of Members required to give effect to this Section 3.8, including any vote or approval required under the Act. The proxy granted pursuant to this Section 3.8(d) is a special proxy coupled with an interest and is irrevocable.

(e)       The Company and the Members hereby agree to use their commercially reasonable efforts to structure the Conversion to maximize the ability of the Members to aggregate (or “tack”) the period during which they hold their Units together with the period during which they hold shares of capital stock of the Public Vehicle for purposes of the United States securities laws, including Rule 144 under the Securities Act.

(f)       Each Member (including any Transferee thereof) agrees, if requested by the Company and a managing underwriter, if any, in connection with any Initial Public Offering and upon confirmation reasonably satisfactory to such Member that all officers and directors of the Company and all holders, collectively with their Affiliates and Approved Funds, of one percent (1%) or greater of Equity Securities of the Company shall enter into similar agreements, thereby agreeing not to Transfer any Equity Securities of the Company held by it for one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with the Initial Public Offering, as such managing underwriter shall specify reasonably and in good faith. Each Member shall enter into customary letter agreements to the foregoing effect if so, requested by the Company and the managing underwriter, if any. Notwithstanding the foregoing, in the event any Member is released by the Company and the managing underwriter, if any, from the restrictions contemplated by this Section 3.8(f), all other Members shall be released from such restrictions pro-rata.

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(g)       Notwithstanding anything to the contrary set forth in this Agreement, the restrictions contained in this Agreement shall not apply to Units, any other Equity Securities or any securities convertible into or exercisable or exchangeable for Units or other Equity Securities acquired by any Member, including acquired by any of their respective Affiliates or Approved Funds, following the effective date of the first registration statement of the Company covering common stock (or other securities) to be sold on behalf of the Company in an underwritten public offering.

3.9	Employee Holding Vehicle.

The Company may establish special purpose investment vehicles through which equityholders of such entity indirectly hold Units. In applying the provisions of this Agreement, and in order to determine equitably the rights and obligations of such entity and the members thereof, the Board of Directors may, in its discretion, treat such entity, for all purposes of this Agreement as if each member of such entity were a Member of the Company with an interest in the same class of Units held by such entity. Accordingly, (a) upon any issuance of additional capital interests to an equityholder of such entity or a withdrawal by any member from such entity (or any other event that causes the cancellation or repurchase of any capital interests of such entity) or (b) upon the transfer of Units by such entity, such entity shall, and the Board of Directors and the Members shall take all necessary actions or make other adjustments to cause the Company, such entity (as a Member of the Company) to, replicate such actions at the level of the Company.

3.10	Termination of Certain Rights.

The rights and obligations provided pursuant to Section 3.4, Section 3.5, Section 3.6, Section 3.7 and Section 3.8 of this Agreement shall terminate and be of no further force and effect immediately prior to, but conditioned upon, the consummation of an Initial Public Offering and receipt by the Members of the publicly traded stock of the Public Vehicle.

3.11	Business Transactions with Members and Directors.

Subject to Section 6.11 hereof, a Director or a Member may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more specific obligations of, provide collateral for, and transact other business with the Company and, subject to applicable Requirements of Law, shall have the same rights and obligations with respect to any such matter as a Person who is not a Member or Director.

3.12	No Interest in Company Property.

No real or personal property of the Company shall be deemed to be owned by any Member individually, but shall be owned by, and title shall be vested solely in, the Company.

3.13	Liability to Third Parties.

Except as expressly provided in this Agreement, by the Act or by other applicable Requirements of Law, no Member of the Company shall be liable for any debts, liabilities or obligations of the Company or the other Members, whether arising in tort, contract or otherwise, including under a judgment, decree or order of a court, solely by reason of being a Member of the Company, beyond the amount of such Member’s Capital Contribution, and no Director of the Company shall be liable for any such debts, liabilities or obligations solely by reason of being a Director.

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3.14	Withdrawal.

A Member does not have the right or power to withdraw from membership in the Company without unanimous approval of the Board of Directors. As soon as any Person who is a Member ceases to hold any Units, such Person shall no longer be a Member. The death or dissolution of any Member shall not cause the dissolution of the Company. In such event, subject to Section 3.4 hereof, the Company and its business shall be continued by the remaining Member or Members.

ARTICLE IV

CAPITAL CONTRIBUTIONS

4.1	Capital Contributions.

Each Class A Member has made (or is deemed to have made) a Capital Contribution to the Company as of the date hereof pursuant to the Plan as set forth in the books and records of the Company.

4.2	Return of Contributions.

Except as otherwise provided in this Agreement, a Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contribution. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contribution.

4.3	Additional Capital Contributions.

No Member shall have any obligation to make any Capital Contributions to the Company after the date hereof. In the event of any Capital Contribution after the date hereof made in accordance with this Agreement, the Company shall issue to the Member(s) making such Capital Contribution the requisite class(es) of Units representing the increased interests of such Member(s). The Board of Directors may accept additional Capital Contributions after the date hereof and issue additional Class A Units for such additional consideration as the Board of Directors shall approve in its sole discretion, which issuance shall be subject to Section 3.7. The Board of Directors shall have the right, power and authority to amend the Schedule of Members, as provided herein, to the extent necessary to reflect any changes in capitalization or ownership of the Company. A Member will cease to be a Member when such Person ceases to own Units in the Company.

4.4	Creditors of the Company.

No creditor of the Company, in its capacity as such, will have, or shall acquire, at any time, any direct or indirect interest in the profits, capital, or property of the Company other than as a secured creditor as a result of making a loan to the Company.

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ARTICLE V

DISTRIBUTIONS, ALLOCATIONS AND WITHHOLDING

5.1	Distributions.

(a)       Distributions of Available Cash. Distributions of Available Cash shall be made to Class A Members pro rata based on their respective Class A Percentage Interest, and shall be made at such times as the Board of Directors, in its sole discretion, shall determine.

(b)       Distributions of Capital Proceeds. Except as set forth in Section 10.2(b), distributions of Capital Proceeds shall be made to the Class A Members pro rata based on their respective Class A Percentage Interests.

ARTICLE VI

BOARD OF DIRECTORS; OFFICERS; CONFLICTS OF INTEREST; MEETINGS OF MEMBERS

6.1	Board of Directors.

(a)       Except as otherwise expressly provided in this Agreement, the Board of Directors shall have exclusive authority to manage the strategy, operations and affairs of the Company and to make all decisions regarding the business of the Company. It is understood and agreed that the Board of Directors shall have all of the rights and powers of a manager as provided in the Act and as otherwise provided by law, and any action taken by the Board of Directors or its authorized agent or agents shall constitute the act of and serve to bind the Company.

(b)       From and after the date hereof until changed in accordance with this Agreement, the Board of Directors shall consist of up to five (5) Directors. The Directors as of the Effective Date are set forth on Schedule I hereto. The Directors of the Company shall be appointed as set forth below, and each Member agrees to take all necessary and appropriate action on or following the date hereof to cause the election to the Board of Directors. Until the date that is two (2) years after the Effective Date, the Board of Directors shall be comprised as follows:

(i)       One Director shall be the then serving Chief Executive Officer of the Company (the “CEO”). The CEO as of the Effective Date is set forth in Schedule I;

(ii)       The JPM Member shall be entitled to elect (by affirmative vote or written consent) one Director (a “JPM Director”); provided, however, that if the JPM Member shall cease to own at least 50% of the Class A Units held by the JPM Member as of the Effective Date, the JPM Member shall forfeit the right to elect the JPM Director;

(iii)       The SSP Member shall be entitled to elect (by affirmative vote or written consent) one Director (an “SSP Director”); provided, however, that if the SSP Member shall cease to own at least 50% of the Class A Units held by the SSP Member as of the Effective Date, the SSP Member shall forfeit the right to elect the SSP Director;

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(iv)       The Hudson Bay Member, the HG Vora Member and the Brigade Member (collectively, the “Other Members”) shall be entitled to elect (by affirmative vote or written consent of a majority of the Class A Units held by the Other Members) one Director (an “Other Members Director”); provided, however, that if any of the Hudson Bay Member, the HG Vora Member and the Brigade Member, shall cease to individually own at least 50% of the Class A Units held by such Member as of the Effective Date, the applicable Member shall forfeit its right to participate in the election of the Other Members Director; provided, further, that none of the Other Members shall retain the right to participate in the election of the Other Member Director unless (1) at least one of the Other Members, individually, holds in aggregate at least 5% of the Class A Units issued and outstanding or (2) the Other Members, collectively, hold in aggregate at least 10% of the Class A Units issued and outstanding; provided, further, that the Other Members shall only be entitled to designate an individual as an Other Members Director if such individual is not employed or affiliated with any of the Other Members or any of their respective Affiliates;

(v)       The Steerco Members holding a majority of the Class A Units held by the Steerco Members shall elect (by affirmative vote or by written consent) one (1) independent Director which at all times shall adhere to the Independence Standards (the “Independent Director”); provided, that each applicable Steerco Member shall only retain the right to participate in the election of the Independent Director to the extent such Steerco Member continues to own at least 50% of the Class A Units held by such Steerco Member as of the Effective Date;

provided, further, that if, as of the Effective Date, the Independent Director has not yet been appointed, the Company shall provide updates to the Office of the Inspector General on the efforts to appoint an Independent Director from time to time.

The Members exercising their rights granted pursuant to this Section 6.1(b) shall consider corporate governance best practices.

(c)       Each Director appointed pursuant to Section 6.1(b) may be removed from the Board of Directors, with or without cause, only by the Member or Members that appointed such Director and, in such cases, the applicable Member or Members may fill the vacancy on the Board of Directors created by such removal; provided, however, that if such Member(s) (together with their Affiliates and Approved Funds) cease to have the right to elect a Director pursuant to the applicable clause of Section 6.1(b), then (i) such Director appointed by such Member(s) will be automatically removed from the Board of Directors with no further action by such Member(s), and (ii) a new Director shall be appointed by (A) the remaining Designating Members holding a majority of the Class A Units held by the remaining Designating Members or (B), if there are no longer any Designating Members entitled to appoint a Director, the Members holding a Majority Class A Interest, to fill any vacancy on the Board of Directors created by the termination of such Member’s right to appoint a Director; provided, further, any subsequent CEO may be appointed by the Board of Directors and shall automatically be a Director with no further action by any Person. If the individual serving as the CEO ceases to be the CEO of the Company, such individual will be automatically removed from the Board of Directors with no further action by any Person.

(d)       The rights granted to each of the JPM Member, the SSP Member and Other Members pursuant to Section 6.1(b) will not be assignable, whether in whole or in part, in connection with a Transfer of Units.

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(e)       Following the second anniversary of the Effective Date:

(i)       the Board of Directors shall be entitled to change the size of the Board of Directors;

(ii)        the then serving CEO, as may be removed or appointed by the Board of Directors in accordance with Section 6.13, shall be a Director; provided, however, that if the individual serving as the CEO ceases to be the CEO of the Company, such individual will be automatically removed from the Board of Directors with no further action by any Person;

(iii)       on an annual basis, the Members holding a Majority Class A Interest shall elect (A) one Independent Director which shall at all times adhere to the Independence Standards and (B) such other Directors as they determine;

(iv)       each Director (other than the CEO) may be removed from the Board of Directors, with or without cause, by a Majority Class A Interest and, subject to Section 6.1(e)(v), such vacancy created by a removal may be filled by the Majority Class A Interest; and

(v)       any vacancies on the Board of Directors may be filled by the Board of Directors until the next annual election of the Board of Directors.

(f)       The compensation of the Directors shall be determined by the Board of Directors and may be altered by the Board of Directors from time to time; provided, however, that no Director shall receive such compensation if such Director is also an employee of the Company or any of its Subsidiaries; provided, further, that the Independent Director shall at all times adhere to the Independence Standards.

6.2	Meetings of the Board of Directors.

(a)       Regular meetings of the Board of Directors shall be held quarterly or on a more frequent basis, at times and at locations determined by the Board of Directors. A special meeting of the Board of Directors may be called for any purpose at any time by the CEO or any two (or, to the extent there is only one member of the Board of Directors at such time, one) or more members of the Board of Directors and Members collectively holding at least 50% of the Class A Units issued and outstanding. Any Director may participate in a meeting of the Board of Directors by telephone conference or similar communications equipment by means of which all Persons participating in the meeting can hear one another, and such participation shall constitute presence or attendance of such Person at such meeting.

(b)       Unless waived by all of the Directors in writing (before or after a meeting), the Board of Directors shall provide written notice of any meeting, which notice shall state the place, date, time and purpose of the meeting. Notice of any such meeting (including special meetings) shall be given to each Director either (i) by mail at least 48 hours prior to the date on which such meeting is to be held by telephone, facsimile, electronic mail, mail or any other means of communication, (ii) by telephone, telegram, facsimile or other electronic transmission at least 24 hours prior, or (iii) on such shorter notice as the Person or Persons calling such meeting may deem necessary or appropriate in the circumstance. Notice of any meeting need not be given to any Director who waives such notice (before or after a meeting). Attendance at such meeting (whether in person, telephonically or otherwise) without protesting, prior thereto or at its commencement, the lack of notice to such Director shall constitute a waiver of notice of such meeting.

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(c)       The presence (whether in person, telephonically or otherwise) of at least a majority of the Board of Directors then in office shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors within an hour of the time appointed for such meeting, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(d)       Each Director present at any meeting of the Board of Directors (whether in person, telephonically or otherwise) or each Director signing any written resolution or consent of the Board of Directors or authorizing any other action of the Board of Directors shall have the right to exercise one vote in the aggregate at any such meeting or in respect of such resolution, consent or action. The affirmative vote of a majority of the Board of Directors shall constitute the act of the Board of Directors.

6.3	Chairperson of the Board.

(a)       The Director to initially serve as the chairperson of the Board of Directors (the “Chairperson”) shall be designated by both (1) the Steerco Members holding a majority of the Class A Units held by the Steerco Members and (2) at least three (3) of the Steerco Members. Following the designation of the initial Chairperson, until the date that is two (2) years after the Effective Date, the Chairperson shall be designated by the Members holding a Majority Class A Interest.

(b)       Following the second anniversary of the Effective Date, the Chairperson shall be designated by the Board of Directors.

(c)       The Chairperson shall preside over each meeting of the Board of Directors, or, if the Chairperson is unable to attend or participate in such a meeting, a majority of the Directors present at such meeting shall appoint any Director to preside at such meeting.

6.4	Committees of the Board.

The Board of Directors may establish such committees of the Board of Directors as it deems necessary or appropriate, including an audit committee, a compensation committee, and a governance and nominating committee, each of whose members shall be elected by the Board of Directors. Each such committee shall exercise those powers of the Board of Directors delegated to it by the Board of Directors.

6.5	Action by Unanimous Written Consent of the Board of Directors.

Any action permitted or required by the Act, the Certificate or this Agreement to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action to be taken, is sent to all of the Directors prior to execution and is unanimously signed by all Directors. Such consent shall have the same force and effect as an action taken at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware, and the execution of such consent shall constitute attendance or presence at a meeting of the Board of Directors.

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6.6	Waiver of Fiduciary Duties.

The Members and Directors (other than in their capacity as an officer, employee or consultant of the Company or its Subsidiaries) may engage independently or with others in other business ventures of any kind, render advice or services of any kind to other investors or ventures, and make or manage other investments or ventures. Neither the Company nor any Member shall have any right by virtue of this Agreement, or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures shall not be deemed wrongful or improper under this Agreement. In furtherance of the foregoing, the parties hereto hereby agree that, (a) each Director (other than his capacity as an officer, employee or consultant of the Company or its Subsidiaries) is permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in the business of the Company, and in related businesses other than through the Company or its Subsidiaries (an “Other Business”), and have and may develop a strategic relationship with businesses that are and may be competitive with the Company, (b) no Member or Director (other than in his capacity as an officer, employee or consultant of the Company or its Subsidiaries) will be prohibited by virtue of its investment in, or service as a Director to the Company, if any, from pursuing and engaging in any such activities, (c) no Member or Director (other than in his capacity as an officer, employee or consultant of the Company or its Subsidiaries) will be obligated to inform the Company or the other Members of any such opportunity, relationship or investment, (d) the involvement of a Member or Director (other than in his capacity as an officer, employee or consultant of the Company or its Subsidiaries) in any Other Business will not constitute a conflict of interest by such Persons with respect to the Company, and (e) no Member or Director (other than in his capacity as an officer, employee or consultant) shall have any duty or obligation to bring any “corporate opportunity” to the Company, regardless of whether such opportunity is, from its nature, in the line of the Company’s business, is of practical advantage to the Company or is one that the Company is financially able to undertake, unless such opportunity was first presented to such Member or Director through or from being on the Board of Directors. Without limiting the foregoing, to the fullest extent permitted by law and notwithstanding any other provision of this Agreement or any other agreement contemplated herein or applicable provisions of law or equity or otherwise, the parties hereto hereby agree that pursuant to the authority of Sections 18-1101(c)-(e) of the Act, the parties hereto hereby eliminate any and all fiduciary duties a Member or Director may have (other than to the Company and its Subsidiaries, in his or her capacity as an officer employee or a consultant of the Company or its Subsidiaries) to such parties and hereby agree that the Members and Directors shall have no fiduciary duty to the Company or its Subsidiaries or any other Member or other party to this agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing, to the extent such covenants are not waivable under Sections 18-1101(c)-(e) of the Act.

6.7	Meetings of the Members.

(a)       Annual meetings of the Members of the Company may be held at such time, date and place as the Board of Directors shall determine.

(b)       Special meetings of the Members for any proper purpose or purposes may be called at any time by the Board of Directors or the Members holding a Majority Class A Interest.

(c)       All meetings of the Members of the Company may be held at such places, within or without the State of Delaware, as may from time to time be designated by the Board of Directors, in the case of annual meetings, or by the Person or Persons calling the special meeting, and specified in the respective notices or waivers of notice thereof.

(d)       Except as otherwise provided by applicable Requirements of Law, notice of each meeting of the Members of the Company shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Member of record entitled to vote at such meeting by delivering a written notice thereof to such Member personally, by depositing such notice in the United States mail in a postage prepaid envelope, directed to such Member at the post office address furnished by the Member to the Company or by delivering an electronic copy of such notice to such Member via facsimile or electronic mail. Attendance at such meeting (whether in person, telephonically or otherwise) shall constitute a waiver of notice of such meeting. Any Member may participate in a meeting of the Members by telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear one another, and such participation shall constitute presence or attendance of such Person at such meeting.

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(e)       Subject to Section 11.4, the presence (whether in person, telephonically or otherwise) of at least a majority of the Members shall constitute a quorum for the transaction of business, and Majority Class A Approval shall constitute the act of the Members on any matter on which the Members have the authority to act.

6.8	Action by Written Consent of the Members.

Any action permitted or required by the Act, the Certificate or this Agreement to be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by Members having not less than the minimum number of Class A Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Such consent shall be delivered to all Members who did not sign the consent, and shall have the same force and effect as Majority Class A Approval at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Members.

6.9	Board Observer Rights.

(a)       In addition to the rights set forth in Section 6.1(b), (i) each Member, collectively with its Affiliates and Approved Funds, that owns at least 10% of the issued and outstanding Class A Units (but excluding the GUC Equity Trust) and (ii) each of the Other Members shall have the right, but not the obligation, to designate one representative (a “Board Observer”), to attend the meetings of the Board of Directors and any committees thereof in a non-voting, observer capacity, and such Board Observer will be provided, concurrently with the members thereof, and in the same manner, notice of such meeting and a copy of all minutes, consents and other materials provided to such members; provided that if (1) the applicable Member(s) (collectively with its Affiliates and Approved Funds) in clause (i) above shall cease to own at least 10% of the issued and outstanding Class A Units or (2) any of the Other Members shall cease to own at least 50% of the Class A Units held by such Member as of the Effective Date, then (A) the applicable Member shall no longer have the right to designate a Board Observer and (B) the Board Observer designated by such Member will automatically be removed with no further action by such Member. The Board Observers as of the Effective Date are as set forth in Schedule I.

(b)       To the extent a Liquidity Event (as defined in the Exit Facilities Credit Agreement) has not occurred prior to the first anniversary of the closing under the Exit Facilities Credit Agreement, the Administrative Agent shall have the right to designate a Board Observer with customary Board observation rights as set forth in the Exit Facilities Credit Agreement. Such observation rights shall terminate upon the occurrence of a Liquidity Event.

(c)       Each Board Observer shall be required to execute an agreement reasonably acceptable to the Company (with no right to require the Company to make any disclosure of non-public information) with respect to confidentiality and certain other requirements for Board Observers prior to attending any meetings or receiving any written materials. For the avoidance of doubt, no Board Observer will have any right to vote on any matter before the Board of Directors or any committee thereof. Any Board Observer designated by the Other Members shall be only allowed to attend meetings remotely (via a teleconference platform) and no consideration shall be given to account for such Board Observer with respect to scheduling meetings or other Board of Directors events.

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(d)       Notwithstanding the foregoing, the Board of Directors or any committee thereof, as applicable, may (i) request that any Board Observer recuse himself or herself from portions of meetings, and (ii) withhold certain information from any Board Observer, if the Board of Directors or such committee thereof believes in good faith, based on the advice of counsel, that such recusal, omission or withholding of information is reasonably necessary in order to preserve attorney-client privilege, or because an issue to be discussed at a meeting (or material to be distributed in connection with such meeting) is not appropriate to be discussed in the presence of a Board Observer (or to be distributed to such Board Observer) due to an actual or potential conflict of interest.

(e)       The rights granted to the Other Members pursuant to this Section 6.9 will not be assignable, whether in whole or in part, in connection with a Transfer of Units.

6.10	Conflicts of Interest.

(a)       The Members at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company, any Director or any other Member or officer the right to participate therein.

(b)       Notwithstanding anything in this Agreement, for the avoidance of doubt, none of the provisions of this Agreement shall in any way limit the Designating Members or any of their respective Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

6.11	Special Matters Requiring Member Approval.

(a)       Notwithstanding anything to the contrary in the Certificate or this Agreement, the Company shall not (directly or indirectly, through any Subsidiary or otherwise, including by merger, consolidation, stock purchase, purchase of assets or other similar transaction, or in connection with any joint venture with another Person) and the Board of Directors shall not (directly or through committees) cause or permit the Company (directly or indirectly, through any Subsidiary or otherwise, including by merger, consolidation, stock purchase, purchase of assets or other similar transaction, or in connection with any joint venture with another Person), to take any of the following actions without Majority Class A Approval, in their capacity as Members:

(i)       effect or approve any material amendments or modifications to, or waivers or restatements of the Company or its Subsidiaries’ organizational documents;

(ii)       undertake any actions that would change, rescind, terminate or otherwise revoke the Company’s election to be classified as an association taxable as a corporation for U.S. federal income tax purposes;

(iii)       approve any distributions or redemptions of any Equity Securities, other than pro rata pursuant to Section 5.1 or pursuant to or in connection with the Management Incentive Plan or any other management incentive plan or the repurchase of Equity Securities of departing employees or consultants, in each case, approved by the Board of Directors;

(iv)       except as permitted by Section 6.1, effect any change in the size, classification or voting rights of the Board of Directors;

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(v)       incur any debt in excess of $50,000,000, excluding (1) incurrences existing on the Effective Date and (2) any drawdowns below $300,000,000 under the Exit ABL Facilities in the ordinary course;

(vi)       undertake any transaction or series of transactions that results in the acquisition or disposition of any assets or business for consideration in excess of $50,000,000 (excluding a Drag-Along Sale);

(vii)       consummate an Initial Public Offering or take any action that results in the Company becoming a public reporting company under the Exchange Act; and

(viii)       enter into any material new line of business other than any line of business related or incidental to any line of business of the Company and its Subsidiaries as of such date.

(b)       In addition to the foregoing, (i) the initiation of any liquidation, dissolution, winding up or voluntary bankruptcy proceedings in respect the Company or any of its direct or indirect Subsidiaries shall require the approval of the Members holding a majority of the Class A Units in respect of which votes are cast on such action, in their capacity as Members, and (ii) any Affiliate Transaction may be approved by the Board of Directors (excluding any Directors appointed by the Designating Members interested in the Affiliate Transaction); provided, that any Affiliate Transaction involving a Sale Transaction shall require the approval of the Members holding a majority of the total issued and outstanding Class A Units (excluding the relevant Member(s) interested in the Affiliate Transaction).

(c)       The Company (directly or indirectly, through any Subsidiary or otherwise) and the Board of Directors (directly or indirectly) (a) shall cause the Company and its Subsidiaries to take all actions necessary to implement the provisions of the Plan with respect to the Elixir Rx Distributions Schedule (as defined in the Plan) as in effect as of the date of this Agreement and (b) shall not cause or permit the Company or any of its Subsidiaries (directly or indirectly) to take, support, encourage, or permit any actions inconsistent with the Elixir Rx Distributions Schedule in effect as of the date of this Agreement, without the consent of all holders of Class A Interests.

6.12	No Control by Members.

Except through the Board of Directors or as expressly set forth in this Agreement, the Members shall take no part in the control or management of the affairs of the Company, nor shall a Member have any authority to act for or on behalf of the Company or to sign for or bind the Company.

6.13	Officers.

Subject to Section 6.1(b)(i), the Board of Directors shall have the authority to appoint and terminate officers of the Company, and the Board of Directors shall take all necessary actions to cause such appointment or termination of such officers. The Board of Directors shall have the authority to retain and terminate employees, agents and consultants of the Company and to delegate such duties to any such officers, employees, agents and consultants as the Board of Directors deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties. The officers as of the Effective Date shall be as set forth on Schedule I.

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ARTICLE VII

LIABILITY AND INDEMNIFICATION

7.1	Liability.

(a)       No Member, Director or officer of the Company or any Affiliate of any of them (collectively, the “Covered Persons”), shall be liable, responsible or accountable, in damages or otherwise, to any Member or to the Company for any act or omission performed or omitted by the Covered Persons in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, so long as such action or omission is not in violation of the provisions hereof, or with respect to any criminal action or proceeding, to have had no reasonable cause to believe such Person’s conduct was unlawful. A Covered Person shall be entitled to rely in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by the Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence or, as supplied to such other Person by the officers of the Company in the course of their duties.

(b)       Notwithstanding anything to the contrary in this Agreement, to the extent that, at law or in equity, the Covered Persons have duties (including fiduciary duties) and liabilities relating thereto to the Company, any Member or any other person, the Covered Persons shall not be liable to the Company, any Member or any other person for breach of fiduciary duty for their good faith reliance on the provisions of this Agreement.

7.2	Right to Indemnification.

To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding brought by or against the Company or otherwise, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company or otherwise, the Company to procure a judgment in its favor, by reason of the fact that such Covered Person is or was a Member, Affiliate, Director, officer, employee or agent of the Company, or that such Covered Person is or was serving at the request of the Company as a partner, member, director, officer, trustee, employee or agent of another Person, against all expenses, including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Covered Person in connection with such action, suit or proceeding; provided, however, that the Company shall not be obligated to indemnify or hold harmless any Covered Person against any action, suit, proceeding, claim or counterclaim brought by such Covered Person against the Company or any of its Affiliates. The Company may purchase and maintain insurance on behalf of the Covered Persons against any liability incurred by them in their capacity as a Director or officer of the Company or any of its Subsidiaries, or arising out of their status as such a Covered Person, whether or not the Company would have the power to indemnify them against such liability under this Section 7.2 (but subject to the proviso in the immediately preceding sentence). The obligations of the Company under this Section 7.2 shall (a) survive the expiration, termination or cancellation of any Covered Person’s employment or other relationship with the Company, (b) survive any Transfer or redemption of a Covered Person’s Units or other interests in the Company and (c) be in addition to, and not in lieu of, any other contractual right of indemnification for the benefit of any Covered Person.

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7.3	Advancement of Expenses.

To the fullest extent permitted by the Act, expenses incurred by a Covered Person (including legal expenses) in defending any claim, demand, action, suit or proceeding, in connection with which such Covered Person may be entitled to indemnification as authorized in Section 7.2, shall be advanced by the Company prior to the final disposition of any such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to indemnification as authorized in Section 7.2.

7.4	Non-Exclusivity.

The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any agreement, determination of the Board of Directors or otherwise. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 7.4 shall continue as to a Covered Person who has ceased to be a Member, Affiliate, Director, officer, employee or agent (or other Person indemnified hereunder) and shall inure to the benefit of the successors, assigns, executors, administrators, legatees and distributees of such Person.

7.5	Reimbursement.

The rights to indemnification and reimbursement provided for in this Article VII may be satisfied only out of the assets of the Company and none of the Members shall be personally liable for any claim for indemnification or reimbursement under this Article VII.

7.6	Amendment.

Notwithstanding Section 11.4, no amendment or repeal of this Article VII that adversely affects the rights of any Covered Person under this Article VII with respect to its acts or omissions at any time prior to such amendment or repeal shall apply to any Covered Person without such Covered Person’s prior written consent.

ARTICLE VIII

TAXES

8.1	Classification as a Corporation.

The parties hereto intend the Company to be classified as an association taxable as a corporation for U.S. federal, state and local tax purposes effective as of August 29, 2024, and the Company has made (or shall make) an election to be classified as a corporation for U.S. federal income tax purposes effective as of August 29, 2024. Unless otherwise determined by the Board of Directors, and subject to the applicable consent rights specified in Section 6.11, the Company shall take (or refrain from taking) such actions as may be necessary to receive and maintain such treatment and refrain from taking any actions inconsistent therewith. Each Member shall reasonably cooperate with the Company in connection with the foregoing provisions of this Section 8.1 and agrees to refrain from taking any actions inconsistent with such classification without the written consent of the Board of Directors.

8.2	Tax Returns.

The Board of Directors shall cause to be prepared and filed all necessary tax returns for the Company. Such tax returns shall be prepared in accordance with applicable Requirements of Law and filed in a timely manner.

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ARTICLE IX

BOOKS AND RECORDS; ACCOUNTANTS; INFORMATION RIGHTS OF MEMBERS; BANK ACCOUNTS; PROFESSIONAL SERVICES

9.1	Maintenance of Books and Records.

The Company shall keep records and books of account and shall keep minutes of the proceedings of its Board of Directors and its Members. The books of account for the Company shall be maintained in accordance with the terms of this Agreement. Pursuant to Section 18-305(g) of the Act, except as otherwise expressly provided in this Agreement, no Member shall have any right to obtain any information contained in the books and records of the Company, including any information relating to any other Member. Each Member hereby waives any alleged right to access the books and records of the Company that it may have, except to the extent such right is guaranteed explicitly in this Agreement.

9.2	Fiscal Year.

The Fiscal Year of the Company shall be the calendar year unless otherwise changed by the Board of Directors. The taxable year of the Company shall also be of the calendar year unless otherwise changed by the Board of Directors.

9.3	Independent Accountants.

The books of account of the Company shall be examined by and reported upon as of the end of any Fiscal Year by any certified independent public accountants selected by the Board of Directors.

9.4	Method of Accounting.

Except as otherwise specifically provided in this Agreement, the accounting methodology of the Company for tax purposes shall be the accrual method and for book purposes shall be GAAP.

9.5	Information Rights of Members.

At all times when the Company is not required to file reports under Section 13 or Section 15(d) of the Exchange Act, then, subject to Section 11.10, the Company shall provide the following information to the following persons who requests such information, and acknowledges its confidentiality obligations in respect of such information and agrees to abide by the terms of this Agreement related to Confidential Information (as defined below):

(a)       to each Steerco Member, all financial information provided to, or that is required to be provided to, lenders under the Exit Facilities Credit Agreement in effect on the date of this Agreement, with such information rights surviving the repayment, refinancing or termination of such debt facilities;

(b)       (i) to each Member and (ii) to any bona fide prospective purchasers of Units, the information required pursuant to Rule 144(c)(2), Rule 144A(d)(4) and Section 4(d)(3) under the Securities Act, or such other information necessary to allow Members to rely on Rule 144, Rule 144A and Section 4(a)(7) of the Securities Act (or any applicable successor provisions); and

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(c)       to any bona fide prospective purchasers of Units, the same information required to be provided to prospective investors under Section 4.02(a) of the Takeback Indenture (as defined in the Plan) (as such provision may be amended, modified or supplemented from time to time or any similar provision that replaces such provision).

Notwithstanding the foregoing, the requirements of this Section 9.5 shall be deemed satisfied and the Company will be deemed to have delivered such information referred to this Section 9.5 to the relevant persons if the Company has made such information available of an online data system. Notwithstanding anything to the contrary in this Section 9.5, any Member may elect not to receive the information described in this Section 9.5 by written notice to the Company at any time, and such election shall remain in effect until such Member elects to again receive the information described in this Section 9.5.

9.6	Accounts.

The Board of Directors shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company name with financial institutions and firms that the Board of Directors determines.

ARTICLE X

DISSOLUTION, LIQUIDATION AND TERMINATION

10.1	Dissolution.

Subject to Section 6.11(b), the Company shall dissolve, and its affairs shall be wound up on the first to occur of the following:

(a)       the written consent of the Members in accordance with Section 6.8;

(b)       the entry of a decree of judicial dissolution of the Company under the applicable provisions of the Act; or

(c)       the sale of all or substantially all of its assets (in which case the dissolution shall occur promptly following (and in the same taxable year as) such sale).

10.2	Winding Up, Liquidation and Distribution of Assets.

(a)       Upon dissolution of the Company, an accounting shall be made by the Company’s accountants of the accounts of the Company and of the Company’s assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Board of Directors shall immediately proceed to wind up the affairs of the Company.

(b)       If the Company is dissolved and its affairs are to be wound up, the Board of Directors shall (i) sell or otherwise liquidate all of the Company’s assets as promptly as practicable (except to the extent the Board of Directors may determine to distribute any assets to the Members in kind), (ii) discharge all liabilities of the Company (other than liabilities to Members), including all costs relating to the dissolution, winding up, liquidation and distribution of assets, (iii) establish such reserves as may be reasonably necessary to provide for contingent liabilities of the Company, (iv) discharge any liabilities of the Company to the Members other than on account of their interests in Company capital or profits, and (v) distribute the remaining assets to the Members in accordance with Section 5.1(b) hereof, either in cash or in kind, as determined by the Board of Directors, with any assets distributed in kind being distributed pro rata among the Members (based on the number of Units held by them) and valued for this purpose at their Fair Market Value.

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(c)       If any assets of the Company are to be distributed in kind, the Fair Market Value of such assets as of the date of dissolution shall be determined by independent appraisal or by an independent appraiser selected by majority vote of the Board of Directors. Such assets shall be deemed to have been sold as of the date of dissolution for their Fair Market Value.

10.3	Certificate of Cancellation.

On completion of the distribution of Company assets as provided herein, the Company shall be terminated, and the Board of Directors (or such other Person or Persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to applicable Requirements of Law, and take such other actions as may be necessary to terminate the Company.

ARTICLE XI

GENERAL PROVISIONS

11.1	Notices.

All notices, consents and other communications hereunder to be sent (a) to a Member, must be sent to or made at the address and fax number given for that Member on the Schedule of Members or such other address, fax number or electronic mail address as that Member may specify by notice to the Company; provided, however, that any notice of change of address or fax number shall be effective only upon receipt and (b) to the Company, must be sent to New Rite Aid, LLC at P.O. Box 3165 Harrisburg, Pennsylvania 17105, Attention: Chief Executive Officer, and such notices, consents and other communications shall be deemed to have been duly given (y) when delivered by hand or by Federal Express or a similar overnight courier, or (z) when successfully transmitted by electronic mail (with delivery confirmed if such confirmation is requested), to the party for whom intended.

11.2	Entire Agreement; No Third Party Beneficiaries.

This Agreement (including the Certificate and other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

11.3	Waivers.

Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

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11.4	Amendment or Modification.

(a)       Subject to non-waivable Requirements of Law, this Agreement or any portion thereof may be amended, supplemented, waived or modified from time to time only upon approval by the Members holding a Majority Class A Interest evidenced by a signed written instrument; provided, however, that amendments to Section 3.5 (Tag-Along Rights), Section 3.6 (Drag-Along Rights), Section 3.7 (Preemptive Rights), Section 6.6 (Waiver of Fiduciary Duties of the Directors), Section 6.11(b) (Special Matters Requiring Member Approval) and this Section 11.4 (Amendment or Modification) or any amendments which would impose new limitations or conditions on the transferability of the Units (other than contractual lock-up agreements) shall require the approval of the Members representing 50% of the issued and outstanding Class A Units; provided, further, that no amendment, supplement or modification that would materially, adversely and disproportionately (relative to other Members) affect any Member’s rights under this Agreement or the Certificate shall be effective against such Member without the prior written consent of a majority of the issued and outstanding Units held by such disproportionately, adversely affected Members.

(b)       Notwithstanding anything in this Section 11.4 to the contrary, this Agreement may be amended by the Company without the consent of any Members (i) to correct any clerical errors, (ii) as may be necessary or appropriate to reflect the terms of the Management Incentive Plan, to authorize Equity Securities issuable pursuant thereto, (iii) to join any Permitted Transferee to this Agreement in accordance with the terms of this Agreement, and (iv) to join any third party Transferee to which the Company or any of its Subsidiaries issues and sells, in accordance with this Agreement, any Equity Securities or any security convertible into or exchangeable for Equity Securities of the Company or any of its Subsidiaries; provided, in each case, that such Person has executed a joinder agreement substantially in the form attached hereto as Exhibit A, agreeing to be bound by the terms and conditions of this Agreement.

11.5	Binding Effect.

Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and inures to the benefit of the Members and their respective legal representatives, heirs, successors and assigns.

11.6	Waiver of Jury Trial.

EACH MEMBER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY CAUSE OF ACTION RELATING TO THE COMPANY.

11.7	Governing Law.

(a)       THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PROVISIONS, POLICIES OR PRINCIPLES THEREOF RELATING TO CHOICE OR CONFLICT OF LAWS.

(b)       Subject to Article XIII of the Plan, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former Director, officer, other employee or Member of the Company to the Company or the Company’s Members, (iii) any action asserting a claim arising pursuant to any provision of the Act, this Agreement or as to which the Act confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person purchasing or otherwise acquiring or holding any membership interest of the Company shall be deemed to have notice of and consented to the provisions of this Section 11.7(b).

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11.8	Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

11.9	Counterparts.

This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement.

11.10	Confidentiality.

Except as may be requested or required pursuant to applicable Requirements of Law, no Member other than a Designating Member shall make any disclosure concerning this Agreement, the transactions contemplated hereby, the Members or the business, affairs, financial information, operating practices and methods, customers, suppliers, expansion plans, strategic plans, marketing plans, contracts, performance, structure, governance or other non-public information of the Company and its Subsidiaries (collectively, “Confidential Information”), without prior approval by the Board of Directors, which approval may be given or withheld by the Board of Directors in its sole discretion; provided, however, that each Member shall be permitted to disclose any information to (a) its Affiliates and to its and their respective limited partners, lenders, investors, managed accounts and ratings agencies and to the respective officers, directors, employees, legal counsel, accountants and other agents and representatives of each of the foregoing who reasonably need to know such information in connection with such Member’s investment in the Company (including the evaluation, monitoring or administration thereof), (b) to any Person to whom such Member is contemplating a Transfer of Units; provided, however, that such Transfer would not be in violation of the provisions of this Agreement and (c) to any regulatory authority or rating agency to which the Member or any of its Affiliates is subject or with which it has regular dealings; provided, that, in each case, such Person (i) is advised of the confidential nature of such information and (ii) in respect of the foregoing clauses (a) and (b), agrees to be bound by confidentiality obligations at least as protective as the provisions hereof. Notwithstanding this Section 11.10, “Confidential Information” shall not include information that: (1) is or becomes generally available to the public other than as a result of a disclosure by the Members or their representatives in violation of this Section 11.10; (2) was available to the Member or its representatives on a non-confidential basis prior to its disclosure by the Company or its representatives; (3) becomes available to the Member or its representatives on a non-confidential basis from a Person other than the Company and its Subsidiaries or their respective representatives who is not known by the Member to have violated a confidentiality agreement with the Company or its Subsidiaries or any of their respective representatives in respect of such information; or (4) was independently developed by the Member or its representatives without reference to or use of such information.

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11.11	Headings.

The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

11.12	Survival of Obligations.

The obligations of the parties hereto under Article VII and Article XI of this Agreement shall survive any expiration, termination or cancellation of this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, this Amended and Restated Limited Liability Company Agreement of New Rite Aid, LLC has been executed by the Company and the Members as of the date first set forth above.

COMPANY: New Rite Aid, LLC

By:	/s/ Matthew Schroeder Name: Matthew Schroeder Title: Interim Chief Executive Officer

[Signature Page to Amended and Restated Limited Liability Company Agreement of New Rite Aid, LLC]

Schedule I

Board of Directors and Observers and Officers
(as of the Effective Date)

Directors

Andrew Guest – JPM Director
Joseph Hartsig – SSP Director
David Stetson – Other Members Director
To be appointed post-Effective Date in accordance with the terms of this Agreement – Independent Director
Matthew Schroeder – CEO Director

Observers

Lucas Kianidehkian - designated by SSP Member

Officers

Matt Schroeder – EVP, Interim CEO

Jessica Kazmaier – EVP, Chief of Staff, Chief Human Resources Officer

Karen Staniforth – SVP, Chief Pharmacy Officer

Jeanniey Walden – SVP, Enterprise Marketing

Pamela Kohn – SVP, Chief Merchandising Officer

William Miller – SVP, Chief of Store Operations

Dev Mukherjee – SVP, Transformation

Rob Kreft – Interim Chief Technology Officer

Christin Bassett – Acting General Counsel & Corporate Secretary

Steve Bixler – SVP, Chief Accounting Officer

Exhibit A

Form of Joinder Agreement to LLCA

This Joinder Agreement (the “Joinder Agreement”) is made as of [_____________] by and between [_____________] (the “Transferee”) and New Rite Aid, LLC (the “Company”). Unless otherwise indicated herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Amended and Restated Limited Liability Company Agreement (the “Agreement”) of the Company, dated as of August 30, 2024.

[[_____________] (the “Transferor”) is party to the Agreement;]

[WHEREAS, the Transferee wishes to assume all of the Transferor’s rights and obligations with respect to the [__] Class A Units (the “Acquired Units”) to be acquired by the Transferee from the Transferor (the “Assignment”);][WHEREAS, the Transferee has been issued [__] Class A Units (the “Acquired Units”) pursuant to an issuance thereof effected in accordance with the terms of the Agreement;] and

WHEREAS, pursuant to Sections 3.3 and 3.4(b)(ii) of the Agreement, as a condition to the [effectiveness of the Assignment and the] admission of the Transferee as a Member of the Company, the Transferee must execute and deliver this Joinder Agreement.

NOW, THEREFORE, the Transferee (i) hereby agrees to become a party to the Agreement and to be bound by, and subject to, all of the terms and conditions of the Agreement as if it were the Transferor and assumes all of the Transferor’s rights and obligations thereunder with respect to the Acquired Units and (ii) is hereby admitted as Member of the Company.

The Transferee agrees that any notices, demands or other communications to be given or delivered under or by reason of the Agreement may be delivered pursuant to the terms of such document at the Transferee’s address listed beneath the Transferee’s signature on the signature page hereto.

The Transferee agrees that each of the other Members of the Company shall be a third party beneficiary hereof.

This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

This Joinder Agreement may be executed in one or more counterparts, each of which may be delivered by facsimile and each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date first written above.

TRANSFEREE:

[_________________________]

By:
Name:
Title:

New Rite Aid, LLC

By:
Name:
Title:

Address for Notices:

Fax: (___) __________________________

[Signature Page to Joinder Agreement – New Rite Aid, LLC]

Exhibit B

Form of Transfer Agreement

TRANSFER AGREEMENT, dated as of [●] (this “Agreement”), by and between [●] (the “Transferor”) and [●] (the “Transferee”).

WHEREAS, the Transferor is a Member of New Rite Aid, LLC (the “Company”), as such term is defined in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of August 30, 2024 (as amended, supplemented or otherwise modified from time to time, the “Limited Liability Company Agreement”). Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Limited Liability Company Agreement; and

WHEREAS, the Transferor desires to transfer to the Transferee, and the Transferee desires to accept from the Transferor, the Transferred Units (as defined herein), subject to the terms and conditions of this Agreement.

NOW THEREFORE in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

TRANSFER OF TRANSFERRED UNITS

1.1       Transfer. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Transferor shall transfer to the Transferee, and the Transferee shall accept from the Transferor, [●] Class A Units (collectively, the “Transferred Units”) in exchange for an amount equal to $[●] (the “Purchase Price”).

1.2       Closing. The transfer of the Transferred Units shall take place on the date hereof (the “Closing”). At the Closing, (a) the Transferor shall deliver to the Transferor the Transferred Units, (b) the Transferee shall deliver to the Transferor, by wire transfer of immediately available funds to an account designated by the Transferor, the Purchase Price, and (c) the Transferee shall execute and deliver to the Company a joinder to the Limited Liability Company Agreement, substantially in the form attached as Appendix A (the “Joinder”), collectively with the Limited Liability Company Agreement and this Agreement, the “Transaction Agreements”). Upon such execution and delivery of the LLCA Joinder, the Transferee will become bound by the terms and conditions of the Limited Liability Company Agreement and become a Member.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE

The Transferee represents and warrants to the Transferor and the Company as of the Closing as follows:

2.1       Organization and Standing. The Transferee is duly organized or formed, validly existing in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority to execute and deliver the Transaction Agreements and to perform its obligations hereunder and thereunder.

2.2       Authority. The execution and delivery by the Transferee of the Transaction Agreements and the consummation by the Transferee of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Transferee. The Transaction Agreements have been duly executed and delivered by the Transferee, and the Transaction Agreements constitute legal, valid and binding obligations of the Transferee, enforceable against the Transferee in accordance with their respective terms.

2.3       No Conflict. The execution and delivery by the Transferee of this Agreement does not, and the execution and delivery by the Transferee and the consummation by the Transferee of the transactions contemplated hereby, thereby and by the Limited Liability Company Agreement will not (with or without the giving of notice or the lapse of time or both), contravene, conflict with or result in a breach or violation of, or a default under, (i) the Transferee’s limited liability company agreement or certificate of limited liability company (or similar constitutive documents), (ii) any judgment, order, decree, statute, rule, regulation or other law applicable to the Transferee or (iii) any contract, agreement or instrument by which the Transferee is bound. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Transferee in connection with the execution and delivery by the Transferee of this Agreement or the Joinder or the consummation by the Transferee of the transactions contemplated hereby, thereby or by the Limited Liability Company Agreement.

2.4       Access to and Evaluation of Information Concerning the Company. The Transferee has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of accepting the Transferred Units, including the risk that the Transferee could lose the entire value of the Transferred Units, and has so evaluated the merits and risks of such acceptance. The Transferee has been given access to the kind of information concerning the Company that is required by Schedule A of the Securities Act of 1933, as amended (the “Securities Act”), to the extent that the Transferor possesses such information, has received all information which the Transferee believes to be necessary in order to reach an informed decision as to the advisability of accepting the Transferred Units and has had answered to the Transferee’s reasonable satisfaction any and all questions regarding such information. The Transferee has made such independent investigation of the Company, its management, and related matters as the Transferee deems to be necessary or advisable in connection with the acceptance of the Transferred Units, and is able to bear the economic and financial risk of accepting the Transferred Units (including the risk that the Transferee could lose the entire value of the Transferred Units).

2.5       Accredited Investor; No Public Distribution Intent. The Transferee is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Transferee is accepting the Transferred Units for the Transferee’s own benefit and account for investment only and not with a view to, or for resale in connection with, a public offering or distribution thereof.

ARTICLE III

ACKNOWLEDGMENTS AND AGREEMENTS OF THE TRANSFEREE

The Transferee acknowledges and agrees as follows:

3.1       No Market for Transferred Units. A market for the resale of any of the Transferred Units may not exist. Accordingly, the Transferee must bear the economic and financial risk of an investment in the Transferred Units for an indefinite period of time.

3.2       No Registration. The Transferred Units have not been registered under the Securities Act or the securities laws of any other jurisdiction and that the transfer of the Transferred Units are being made in reliance on one or more exemptions from the registration requirements under the Securities Act or the securities laws of any other jurisdiction. Accordingly, no “Transfer” (as defined in the Limited Liability Company Agreement) of any of the Transferred Units is permitted unless such transfer is registered under the Securities Act or permitted under other applicable securities laws, or an exemption from such registration or restriction is available.

3.3       Transfer Restrictions. The Transferred Units are subject to the restrictions on “Transfer” (as defined in the Limited Liability Company Agreement). Accordingly, no “Transfer” of any of the Transferred Units is permitted unless such transfer complies with the applicable provisions of the Limited Liability Company Agreement.

3.4       Disclosure. Other than the representations and warranties set forth in Article IV, neither the Transferor nor any other Person makes any representation or warranty, expressed or implied, as to the accuracy or completeness of the information provided or to be provided to the Transferee by or on behalf of the Transferor or related to the transactions contemplated hereby, and nothing contained in any documents provided or statements made by or on behalf of the Transferor to the Transferee is, or shall be relied upon as, a promise or representation by the Transferor or any other Person that any such information is accurate or complete.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR

The Transferor represents and warrants to the Transferee and the Company as of the Closing as follows:

4.1       Organization and Standing. The Transferor is duly organized or formed, validly existing in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

4.2       Authority. The execution and delivery by the Transferor of this Agreement and the consummation by the Transferor of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Transferor. This Agreement has been duly executed and delivered by the Transferor, and this Agreement constitutes legal, valid and binding obligations of the Transferor, enforceable against the Transferor in accordance with its respective terms.

4.3       No Conflict. The execution and delivery by the Transferor of this Agreement does not and the consummation by the Transferor of the transactions contemplated hereby and by the Limited Liability Company Agreement will not (with or without the giving of notice or the lapse of time or both), contravene, conflict with or result in a breach or violation of, or a default under, (i) the Transferor’s limited liability company agreement or certificate of limited liability company (or similar constitutive documents), (ii) any judgment, order, decree, statute, rule, regulation or other law applicable to the Transferor or (iii) any contract, agreement or instrument by which the Transferor is bound. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Transferor in connection with the execution and delivery by the Transferor of this Agreement or the consummation by the Transferor of the transactions contemplated hereby and by the Limited Liability Company Agreement.

4.4       Title to Transferred Units; Permitted Transfer. The Transferor has good and valid title to the Transferred Units free of any liens, claims or other encumbrances (other than those provided for herein or arising under the Limited Liability Company Agreement, those attributable to actions by the Transferee and those under the Securities Act or other applicable securities laws). The Transfer of the Transferred Units to the Transferee is permitted by, and has been effected in compliance with, the Limited Liability Company Agreement.

ARTICLE V

MISCELLANEOUS

5.1       Successors and Assigns; Third Party Beneficiaries. Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Transferor or the Transferee, without the prior written consent of the other party. The Company is an express third party beneficiary of the representations, warranties, and agreements set forth in Article II, Article III, and Article IV.

5.2       Waiver, Amendment. This Agreement may be amended or modified, and any provision hereof may be waived, only by a written instrument duly executed by each of the parties to this Agreement.

5.3       Notices. Wherever provision is made in this Agreement for the giving of any notice, such notice shall be in writing and shall be deemed to have been duly given if mailed by first class United States mail, postage prepaid, addressed to the party entitled to receive the same or delivered personally to such party, sent by, email facsimile transmission or sent by overnight courier, as follows:

(i)       if to the Transferor:

[●]
[●]
[●]
[●]
[●]
[●]

(ii)       if to the Transferee:

[●]
[●]
[●]
[●]
[●]
[●]

or to such other address, in any such case, as any party hereto shall have last designated by notice to the other party. Notice shall be deemed to have been given on the day that it is so delivered personally, sent by facsimile transmission or email transmission and the appropriate answer back received or, if sent by overnight courier, shall be deemed to have been given one day after delivery by the courier company, or if mailed, three days following the date on which such notice was so mailed.

5.4       Entire Agreement. This Agreement (including the Appendices), the Limited Liability Company Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject transactions contemplated hereby and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to this subject matter.

5.5       Severability. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall survive to the extent it is not so declared, and the validity, legality and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

5.6       Governing Law

(a)       THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PROVISIONS, POLICIES OR PRINCIPLES THEREOF RELATING TO CHOICE OR CONFLICT OF LAWS.

(b)       Subject to Article XIII of the Plan, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former Director, officer, other employee or Member of the Company to the Company or the Company’s Members, (iii) any action asserting a claim arising pursuant to any provision of the Act, this Agreement or as to which the Act confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person purchasing or otherwise acquiring or holding any membership interest of the Company shall be deemed to have notice of and consented to the provisions of this Section 5.6(b).

5.7       WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY CAUSE OF ACTION RELATING TO THE COMPANY.

5.8       Representation by Counsel. Each of the parties has been represented by or has had an opportunity to consult legal counsel in connection with the negotiation and execution of this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by any court or arbitrator or any governmental authority by reason of such party having drafted or being deemed to have drafted such provision.

5.9       Preamble; Recitals. The preamble and recitals contained in this Agreement are hereby incorporated by reference within the terms and conditions of this Agreement and are to have full force and effect.

5.10       Further Assurances. The Transferor and the Transferee hereby agree, at the request of the other party, to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.

5.11       Counterparts. This Agreement may be executed in any number of counterparts (including via facsimile or other electronic method), and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

TRANSFEROR:

[●]

By:
Name:
Title:

TRANSFEREE:

[●]

By:
Name:
Title:

[Signature Page to Transfer Agreement – New Rite Aid, LLC]

Appendix A

LLCA JOINDER

[See Attached]